Exhibit 10.24

EXECUTION VERSION

Loan No. 102919

CREDIT AGREEMENT

by and among

HIGHLAND HOSPITALITY, L.P.

THE LENDERS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent for the Lenders

and

Sole Lead Arranger

and

PNC BANK, NATIONAL ASSOCIATION

as Documentation Agent

Executed as of February 24, 2006

ARTICLE 1. DEFINITIONS	1

1.1 DEFINED TERMS.	1
1.2 EXHIBITS AND SCHEDULES INCORPORATED.	23

ARTICLE 2. LOAN	23

2.1 LOAN.	23
2.2 FEES.	23
2.3 LOAN DOCUMENTS	24
2.4 EFFECTIVE DATE	24
2.5 REQUESTS FOR REVOLVING ADVANCES	24
2.6 INTEREST ON THE LOANS.	25
2.7 PAYMENTS.	28
2.8 MATURITY DATE	29
2.9 BORROWING BASE	29
2.10 SWINGLINE LOANS	29
2.11 TERMINATION AND REDUCTION OF COMMITMENTS	30
2.12 FACILITY INCREASE.	31
2.13 LENDERS’ ACCOUNTING	32
2.14 OPTION TO EXTEND	32
2.15 MAXIMUM INTEREST RATE.	33

ARTICLE 3. DISBURSEMENT OF LOAN	34

3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE	34
3.2 CONDITIONS PRECEDENT TO ALL ADVANCES	35
3.3 FUNDS TRANSFER DISBURSEMENTS	35

ARTICLE 4.	36

4.1 ADDITION OF PROPERTIES	36
4.2 DESIGNATION OF POOL PROPERTIES.	37
4.3 REMOVAL OF POOL PROPERTIES.	37
4.4 ACCELERATION OF SEASONED DATE	38

ARTICLE 5. REPRESENTATIONS AND WARRANTIES	39

5.1 FORMATION AND GOOD STANDING	39
5.2 AUTHORITY	39
5.3 BINDING OBLIGATIONS	39
5.4 ORGANIZATIONAL DOCUMENTS	39
5.5 PARENT.	39
5.6 NO LEGAL BAR; NO CONSENT	40

i

5.7 COMPLIANCE	40
5.8 LITIGATION	40
5.9 FINANCIAL CONDITION	40
5.10 NO MATERIAL ADVERSE CHANGE	41
5.11 ACCURACY	41
5.12 NO DEFAULTS	41
5.13 TITLE TO PROPERTIES	41
5.14 TAX LIABILITY; OTHER CLAIMS	41
5.15 PENSION PLANS	41
5.16 GROUND LEASES	42
5.17 BUSINESS LOAN; MARGIN STOCK.	42
5.18 INVESTMENT COMPANY ACT	42
5.19 SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES	42
5.20 CONDITION OF PROPERTIES	43
5.21 CASUALTIES; CONDEMNATION	43
5.22 INSURANCE	43
5.23 POOL PROPERTIES	43
5.24 TAX SHELTER REGULATIONS	43

ARTICLE 6. HAZARDOUS MATERIALS	43

6.1 SPECIAL REPRESENTATIONS AND WARRANTIES	43
6.2 HAZARDOUS MATERIALS COVENANTS	44
6.3 INSPECTION BY ADMINISTRATIVE AGENT	45
6.4 HAZARDOUS MATERIALS INDEMNITY	45

ARTICLE 7. COVENANTS OF BORROWER	46

7.1 EXPENSES	46
7.2 ERISA COMPLIANCE	46
7.3 LIENS	47
7.4 USE AND MAINTENANCE OF PROPERTY; INSURANCE.	47
7.5 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS	48
7.6 BUSINESS; INVESTMENTS	48
7.7 MANAGEMENT, FRANCHISE AND OTHER AGREEMENTS.	49
7.8 ORGANIZATIONAL DOCUMENTS	50
7.9 MAINTENANCE OF EXISTENCE AND GOOD STANDING	50
7.10 CASUALTY; CONDEMNATION.	50
7.11 REQUIRED NOTICES	50
7.12 OPERATING LEASES	51
7.13 FURTHER ASSURANCES	51
7.14 ASSIGNMENT	51
7.15 REQUIREMENTS OF LAW	51
7.16 RESTRICTED PAYMENTS	51
7.17 GUARANTIES FROM FUTURE SUBSIDIARIES; RELEASE OF GUARANTORS.	52

7.18 USE OF PROCEEDS	53
7.19 LIMITATIONS ON FUNDAMENTAL CHANGES.	53
7.20 TRANSACTIONS WITH AFFILIATES	53
7.21 NO NEGATIVE PLEDGES	53
7.22 COVENANTS WITH RESPECT TO REIT	54
7.23 GROUND LEASES.	54
7.24 PAYMENT OF TAXES, ETC	54
7.25 AGREEMENTS RESTRICTING DISTRIBUTIONS FROM SUBSIDIARIES	54
7.26 LEVERAGE RATIO	55
7.27 NEW PROPERTY RATIO	55
7.28 SECURED DEBT RATIO	55
7.29 FIXED CHARGE COVERAGE RATIO	55
7.30 UNSECURED INTEREST COVERAGE RATIO	55
7.31 RATIO OF UNSECURED DEBT TO UNENCUMBERED PROPERTY VALUE	55
7.32 TANGIBLE NET WORTH	55

ARTICLE 8. REPORTING COVENANTS	55

8.1 FINANCIAL INFORMATION	55
8.2 BORROWING BASE CERTIFICATE	57
8.3 COMPLIANCE CERTIFICATE	57
8.4 KNOWLEDGE OF DEFAULT; ETC	57
8.5 PROCEEDINGS	58

ARTICLE 9. DEFAULTS AND REMEDIES	58

9.1 DEFAULT.	58
9.2 ACCELERATION UPON DEFAULT; REMEDIES.	60
9.3 REPAYMENT OF FUNDS ADVANCED	61
9.4 RIGHTS CUMULATIVE, NO WAIVER	61

ARTICLE 10. ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS	61

10.1 APPOINTMENT AND AUTHORIZATION.	61
10.2 WELLS FARGO AS LENDER	62
10.3 LOAN DISBURSEMENTS.	63
10.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.	64
10.5 PRO RATA TREATMENT	65
10.6 SHARING OF PAYMENTS, ETC	65
10.7 APPROVALS OF LENDERS	66
10.8 NOTICE OF DEFAULTS	66
10.9 ADMINISTRATIVE AGENT’S RELIANCE, ETC	66
10.10 INDEMNIFICATION OF ADMINISTRATIVE AGENT	67
10.11 LENDER CREDIT DECISION, ETC	68

10.12 SUCCESSOR ADMINISTRATIVE AGENT	69
10.13 TITLED AGENTS	69

ARTICLE 11. MISCELLANEOUS PROVISIONS	70

11.1 INDEMNITY	70
11.2 FORM OF DOCUMENTS	70
11.3 NO THIRD PARTIES BENEFITED	70
11.4 NOTICES	70
11.5 SETOFF	71
11.6 ACTIONS	71
11.7 INTENTIONALLY OMITTED.	71
11.8 RELATIONSHIP OF PARTIES	71
11.9 DELAY OUTSIDE LENDER’S CONTROL	71
11.10 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	72
11.11 IMMEDIATELY AVAILABLE FUNDS	72
11.12 AMENDMENTS AND WAIVERS.	72
11.13 SUCCESSORS AND ASSIGNS.	74
11.14 CERTAIN ALLOWED DISCLOSURES	75
11.15 CAPITAL ADEQUACY.	76
11.16 LENDER’S AGENTS	77
11.17 INTENTIONALLY OMITTED.	77
11.18 WAIVER OF RIGHT TO TRIAL BY JURY	77
11.19 SEVERABILITY	77
11.20 TIME	78
11.21 HEADINGS	78
11.22 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS	78
11.23 USA PATRIOT ACT NOTICE; COMPLIANCE	79
11.24 INTEGRATION; INTERPRETATION	79
11.25 COUNTERPARTS	79
11.26 ELECTRONIC DOCUMENT DELIVERIES	79

SCHEDULES AND EXHIBITS

SCHEDULE 1	COMMITMENTS AND PRO RATA SHARES
SCHEDULE 2	PROPERTIES
SCHEDULE 3	INITIAL POOL PROPERTIES
SCHEDULE 4	PERMITTED LIENS
SCHEDULE 5	SUBSIDIARY GUARANTORS
SCHEDULE 6	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
SCHEDULE 7	PARENT STOCK
SCHEDULE 8	LITIGATION
SCHEDULE 9	LIST OF SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES
SCHEDULE 10	NEGATIVE PLEDGES
EXHIBIT A	PRICING GRID

EXHIBIT B	DOCUMENTS
EXHIBIT C	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT D	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT E	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F	FORM OF FACILITY INCREASE SUPPLEMENT
EXHIBIT G	FORM OF FIXED RATE NOTICE
EXHIBIT H	FORM OF NOTE
EXHIBIT I	FORM OF SWINGLINE NOTE
EXHIBIT J	FORM OF BORROWING NOTICE
EXHIBIT K	FORM OF TRANSFER AUTHORIZER DESIGNATION
EXHIBIT L	FORM OF UNENCUMBERED POOL SUPPLEMENT

v

Loan No. 102919

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (“Agreement”) is executed as of February 24, 2006, by and among HIGHLAND HOSPITALITY, L.P., a limited partnership formed under the laws of the State of Delaware (“Borrower”), each of the financial institutions initially a signatory hereto (or that becomes a party hereto pursuant to a Facility Increase Supplement as herein defined) together with their respective assignees under Section 11.13 (“Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as contractual representative of the Lenders to the extent and in the manner provided in Article 10 (in such capacity, “Administrative Agent”).

RECITAL:

Borrower desires to borrow from Lenders, and Lenders agree to loan to Borrower, the amounts described below on the terms described below.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS.

The following capitalized terms used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Additional Commitment” – means a new Commitment (in the case of an Additional Lender that is not an existing Lender) or an increase of the Commitment of a Lender (in the case of an Additional Lender that is an existing Lender), in either case made pursuant to a Facility Increase Supplement to effect a Facility Increase in accordance with Section 2.12.

“Additional Lender” – means an Eligible Assignee approved by Borrower and Administrative Agent that agrees to issue an Additional Commitment.

“Adjusted NOI” – means, for any period of time for any Property, the amount by which (a) the Gross Operating Revenues of such Property for such period of time exceed (b) the Gross Operating Expenses of such Property for such period of time; provided, however, that in the case of any Property that is owned by Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates and leased to a lessee that is not a Subsidiary of Borrower, Parent or Unconsolidated Affiliate, the Adjusted NOI shall be the lesser of (i) the amount determined as provided above and (ii) the actual rental payments received by Borrower, Parent or such Subsidiary or Unconsolidated Affiliate during such period.

“Administrative Agent” – means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 10.12.

Loan No. 102919

“Advance” – means (a) an advance of Revolving Loans made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect or (b) an advance of a Swingline Loan.

“Affected Pool Property” – shall have the meaning given to such term in Section 7.10(a).

“Affiliate” – means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or any Subsidiary of such Person.

“Affiliate Interest Expense” – means, with respect to any Unconsolidated Affiliate, for any period of time without duplication, the Interest Expense of such Unconsolidated Affiliate and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP for such period.

“Affiliate Net Income” – means, with respect to any Unconsolidated Affiliate for any period of time, the net income (or loss) of such Unconsolidated Affiliate and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP for such period.

“Aggregate Commitment” – means all of the Commitments in the aggregate. As of the date hereof, the Aggregate Commitment is in the amount of $150,000,000.

“Agreement” – means this Agreement, as it may hereafter be modified, amended or restated.

“Alternate Rate” – means a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

“Applicable LIBO Rate” – means the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), equal to the sum of: (a) the Applicable Margin plus (b) the LIBO Rate for the applicable Fixed Rate Period.

“Applicable Margin” – means (a) with respect to any Fixed Rate Advance, the “Applicable Margin for Fixed Rate Loans” determined from time to time pursuant to the Pricing Grid and (b) with respect to any Variable Rate Advance, the “Applicable Margin for Variable Rate Loans” determined from time to time pursuant to the Pricing Grid.

“Assignee” – shall have the meaning given to such term in Section 11.13(c).

“Assignment and Assumption Agreement” – means an Assignment and Assumption Agreement among a Lender, an Assignee and Administrative Agent, substantially in the form of Exhibit C.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

Loan No. 102919

“Base Rate” – on any day means the higher of (a) the Prime Rate in effect on that day, and (b) the Federal Funds Rate in effect on that day as announced by the Federal Reserve Bank of New York plus 0.5%.

“Book Value” – means, with respect to any asset, the book value of such asset as determined in accordance with GAAP.

“Borrower” – shall have the meaning given to such term in the preamble hereto.

“Borrowing Base” – means, at any time, an amount equal to the product of (a) 55% and (b) the sum of the Operating Property Value of all Pool Properties as determined pursuant to the most recent Borrowing Base Certificate (but excepting any Properties that have been removed from the Unencumbered Pool since the date as of which such Borrowing Base Certificate was prepared) (such sum, as it may be reduced as hereinafter provided, is herein referred to as the “Aggregate Pool Value”), provided, however, that the Aggregate Pool Value shall exclude (if and as applicable) (i) the amount by which the sum of the Operating Property Value of all Leased Properties (other than the Plaza San Antonio Marriott Hotel) in the Unencumbered Pool exceeds 20% of the Aggregate Pool Value, (ii) the amount by which the Operating Property Value of any single Pool Property exceeds 30% of the Aggregate Pool Value and (iii) the amount by which the Operating Property Value of all New Properties in the Unencumbered Pool exceeds 30% of the Aggregate Pool Value.

“Borrowing Base Certificate” – means a calculation of the Borrowing Base, substantially in the form of Exhibit D attached hereto and made a part hereof, signed by the chief financial officer or other authorized senior officer of Borrower.

“Borrowing Date” – shall have the meaning given to such term in Section 2.5.

“Borrowing Notice” – shall have the meaning given to such term in Section 2.5.

“Business Day” – means any day (but not a Saturday, a Sunday or a legal holiday) on which the offices of Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of Administrative Agent’s business functions; provided that in the case of loans bearing interest at the Applicable LIBO Rate, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” – means: (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having

Loan No. 102919

maturities of not more than 90 days from the date of acquisition; (b) time deposits and certificates of deposit of any Lender, or of any domestic or foreign commercial bank which has capital and surplus in excess of $500,000,000 or which has a commercial paper rating meeting the requirements specified in clause (d) below, having maturities of not more than 90 days from the date of acquisition; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above; and (d) commercial paper of any Person rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the date of acquisition.

“Change in Control” – means the occurrence of any one or more of the following events:

(a) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed by directors so nominated; or (iii) except as hereinafter provided, the acquisition of direct or indirect Control of Parent by any Person or group; or

(b) (i) at any time Parent shall cease to own (A) 51% or more of the aggregate Equity Interests of Borrower or (B) directly or indirectly, 100% of the general partnership interests in Borrower; or (ii) except as hereinafter provided, the acquisition of direct or indirect Control of Borrower by any Person or group (other than Parent).

The replacement of or other changes in the officers of Parent or (other than as described in clause (a)(ii)) directors of Parent shall not constitute a Change in Control.

“Code” – means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time. References to sections of the Code should be construed also to refer to any successor sections.

“Commitment” – means (a) as to each Lender, such Lender’s obligation to make Revolving Loans hereunder, in an amount up to, but not exceeding the amount set forth for such Lender (i) on Schedule 1 attached hereto as such Lender’s “Commitment Amount” or (ii) in the applicable Assignment and Assumption Agreement or (iii) (in the case of an Additional Lender) in the applicable Facility Increase Supplement executed by it, and as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 11.13 and (b) as to the Swingline Lender, its obligation to make Swingline Loans hereunder, in an amount up to, but not exceeding $10,000,000.

“Compliance Certificate” – means a certificate substantially in the form of Exhibit E attached hereto and made a part hereof, signed by the chief financial officer or other authorized senior officer of Borrower.

Loan No. 102919

“Consolidated Interest Expense” – means, for any period of time without duplication, the Interest Expense of Parent and its Subsidiaries (including Borrower and its Subsidiaries) on a consolidated basis, all determined in accordance with GAAP for such period.

“Consolidated Net Income” – means, for any period of time, the net income (or loss) of Parent and its Subsidiaries (including Borrower and its Subsidiaries) on a consolidated basis, all determined in accordance with GAAP for such period.

“Construction in Process” – means any real property upon which the construction of improvements has commenced but which improvements have not yet been substantially completed.

“Contested Items” – shall have the meaning given to such term in Section 7.3.

“Control” – means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative thereto.

“Controlled Group” – means all members of a controlled group of corporations and all entities (whether or not incorporated) under common control which, together with Parent and Borrower, are treated as a single employer under Section 414 of the Code.

“Debtor Relief Law” – shall have the meaning given to such term in Section 9.1(f).

“Default” – shall have the meaning given to such term in Section 9.1.

“Defaulting Lender” – means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.

“Dollars” and “$” – means the lawful money of the United States of America.

“EBITDA” – means, for any period of time without duplication, the sum of the following:

(i) the sum of the following amounts: (a) Consolidated Net Income for such period (before minority interests and preferred distributions); (b) income taxes deducted from revenues in determining such Consolidated Net Income; (c) depreciation and amortization deducted from revenues in determining such Consolidated Net Income; (d) Consolidated Interest Expense deducted from revenues in determining such Consolidated Net Income; (e) other non-cash charges and expenses (including any write-down of assets) deducted from revenues in determining such Consolidated Net Income; and (f) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income; less the sum of (x) any write-up of assets included in the determination of such Consolidated Net Income, (y) any non-cash credits included in revenues in determining such Consolidated Net Income and (z) any gains arising outside of the ordinary course of business included in the determination of such Consolidated Net Income; plus

Loan No. 102919

(ii) the sum of the applicable Ownership Shares of the following amounts for each Unconsolidated Affiliate: (a) Affiliate Net Income of such Unconsolidated Affiliate for such period (before minority interests and preferred distributions); (b) income taxes deducted from revenues in determining such Affiliate Net Income; (c) depreciation and amortization deducted from revenues in determining such Affiliate Net Income; (d) Affiliate Interest Expense deducted from revenues in determining such Affiliate Net Income; (e) other non-cash charges and expenses (including any write-downs of assets) deducted from revenues in determining such Affiliate Net Income; and (f) any losses arising outside of the ordinary course of business which have been included in the determination of such Affiliate Net Income; less the sum of (x) any write-up of assets included in the determination of such Affiliate Net Income, (y) any non-cash credits included in revenues in determining such Affiliate Net Income and (z) any gains arising outside of the ordinary course of business included in the determination of such Affiliate Net Income.

“Effective Date” – means the date on which the Initial Advance is made hereunder.

“Effective Rate” – shall have the meaning given to such term in Section 2.6(e).

“Eligible Assignee” – means any Person that is: (a) an existing Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company or investment bank organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity’s (or in the case of a bank which is a subsidiary, such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to Administrative Agent.

“Environmental Assessment” – means, with respect to any Pool Property, the environmental site assessment of such Pool Property furnished by Borrower to Administrative Agent prior to the Effective Date (in the case of the Initial Pool Properties) or pursuant to Section 4.2(a).

“Equity Interests” – means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereto to purchase or acquire any such equity interests.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

Loan No. 102919

“Exempt Subsidiary” – means any Subsidiary of Borrower or Parent that is prohibited by its organizational documents from acting as a Guarantor or contractually prohibited from acting as a Guarantor by the terms of any document evidencing or securing Indebtedness of Borrower, Parent or any of their Subsidiaries permitted by the terms of this Agreement.

“Extended Maturity Date” – means the first anniversary of the Original Maturity Date.

“Facility Increase” – shall have the meaning given to such term in Section 2.12(a).

“Facility Increase Supplement” – means a supplement to this Agreement, substantially in the form of Exhibit F hereto, executed by Borrower, Administrative Agent and each Additional Lender, completed (as applicable) to reflect the terms of the Facility Increase with respect to which such supplement is executed.

“Federal Funds Rate” – means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

“FF&E” – means all furniture, fixtures, equipment and all other items of personal property located at the Properties.

“Fixed Charges” – means, for any period of time, without duplication, the sum of the following amounts: (a) Consolidated Interest Expense plus the applicable Ownership Share of Affiliate Interest Expense of all Unconsolidated Affiliates; (b) (i) all mandatory principal payments on Indebtedness scheduled to have been made by Borrower, Parent or any of their Subsidiaries during such period plus (ii) the applicable Ownership Share of all mandatory principal payments on Indebtedness scheduled to have been made by Unconsolidated Affiliates during such period (excluding, in the case of both clauses (i) and (ii), optional prepayments and scheduled principal payments in respect of Indebtedness payable in a single installment at maturity); (c) (i) payments in respect of Capitalized Lease Obligations scheduled to have been made by Borrower, Parent or any of their Subsidiaries during such period plus (ii) the applicable Ownership Share of payments in respect of Capitalized Lease Obligations scheduled to have been made by Unconsolidated Affiliates during such period; (d) dividends on any preferred stock of Parent paid or payable during such period; and (e) (i) an amount equal to four percent (4%) of the Gross Operating Revenues during such period of each Property owned by Borrower, Parent or any of their Subsidiaries plus (ii) four percent (4%) of the applicable Ownership Share of Gross Operating Revenues during such period of each Property owned by any Unconsolidated Affiliate.

“Fixed Rate” – means the Applicable LIBO Rate as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Advance.

Loan No. 102919

“Fixed Rate Advance” – means a Revolving Advance which Borrower selects to have subject to a Fixed Rate in accordance herewith, each of which is an amount not less than ONE MILLION DOLLARS ($1,000,000) and is an even multiple of ONE HUNDRED THOUSAND DOLLARS ($100,000).

“Fixed Rate Commencement Date” – means, with respect to a particular Fixed Rate Loan, the date upon which the Fixed Rate Period commences with respect thereto.

“Fixed Rate Loan” – means a Revolving Loan that comprises part of a Fixed Rate Advance.

“Fixed Rate Notice” – means a written notice in the form shown on Exhibit G hereto which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion.

“Fixed Rate Period” – means the period or periods of one (1), two (2), three (3) or six (6) months selected by Borrower and confirmed in a Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date.

“Fixed Rate Price Adjustment” – shall have the meaning given to such term in Section 2.6(h).

“Fixed Rate Taxes” – means, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

“Flag” – means the hotel brand name under which a Property is operated pursuant to a Franchise Agreement or Management Agreement, as applicable.

“Franchise Agreement” – means, with respect to a Property, the franchise or license agreement for such Property providing for the Flag under which such Property is or will be operated, as each such agreement may hereafter be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Franchisor” – means the franchisor or licensor under a Franchise Agreement.

“Funds From Operations” – means, for any period without duplication, the sum of (a) Consolidated Net Income (excluding gains (or losses) from restructuring of debt and sales of Properties and other assets), plus depreciation and amortization (except for amortization of deferred financing costs) for such period, and (b) for each of the Unconsolidated Affiliates, the applicable Ownership Share of Affiliate Net Income (excluding gains (or losses) from restructuring of debt and sales of Properties and other assets), plus depreciation and amortization (except for amortization of deferred financing costs) for such period.

“GAAP” – means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

Loan No. 102919

“Governmental Authority” – means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (Federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

“Gross Asset Value” – means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by Parent or any of its Subsidiaries (including Borrower and its Subsidiaries): (i) the Operating Property Value of all Properties; (ii) the amount of all Unrestricted Cash and Cash Equivalents; (iii) the Book Value of all Construction in Process; (iv) the Book Value of all Land Held for Development; and (v) the contract purchase price for all Purchase Assets; plus (b) the applicable Ownership Share of the following amounts with respect to the following assets owned by Unconsolidated Affiliates: (i) the Operating Property Value of all Properties; (ii) the amount of all Unrestricted Cash and Cash Equivalents; (iii) the Book Value of all Construction in Process; (iv) the Book Value of all Land Held for Development; and (v) the contract purchase price for all Purchase Assets.

“Gross Operating Expenses” – means, with respect to any Property for any period of time (and as determined in accordance with GAAP), the normal and customary expenses incurred operating such Property for said period of time. Notwithstanding the foregoing, said expenses shall include, without limitation, (a) management fees equal to the greater of (i) three percent (3%) of the Gross Operating Revenues of such Property for such period of time and (ii) the actual management fees incurred under the applicable Management Agreement with respect to such Property for such period of time, (b) a reserve for FF&E equal to the greater of (i) four percent (4%) of Gross Operating Revenues of such Property for such period of time and (ii) the actual reserves for FF&E required under the applicable Management Agreement or Franchise Agreement for such Property for such period of time; and (c) reasonable reserves for real estate taxes and insurance for such Property for such period of time. Notwithstanding the foregoing, “Gross Operating Expenses” shall not include (A) amortization, depreciation or any other similar expense of a noncash nature, (B) income taxes, (C) the payment of principal or interest due on any Indebtedness or (D) rent payable under any Operating Lease.

“Gross Operating Revenues” – means, with respect to any Property for any period of time (and as determined in accordance with GAAP), all receipts, revenues, income and proceeds of sales of every kind actually received in connection with the operation of such Property, and shall include, without limitation: room rentals; amounts received in connection with the sale of food and liquor; rent or other payments received from tenants, licensees, and occupants of commercial, office and retail space; revenues received in connection with leases of space for antennae, satellite dishes, microwave towers and other telecommunication towers; the proceeds of insurance with respect to use and occupancy or business interruption insurance; deposits forfeited and not refunded; and any amount (net of associated legal fees and expenses) recovered in any legal action or proceeding or settlement thereof pertaining to room revenues or rents or other income which arose out of the operation of such Property. Notwithstanding the foregoing, Gross Operating Revenues shall exclude all sales and excise taxes and any similar taxes collected as direct taxes payable to taxing authorities; credits or refunds to guests; value of complimentary rooms; proceeds of insurance (except for proceeds of insurance with respect to use and occupancy or business interruption insurance); proceeds of sales of depreciable property; proceeds of condemnation; and rent paid under any Operating Lease.

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“Ground Lease” – means a lease or sublease of land underlying a Property or a portion thereof between a third party as landlord and Borrower, Parent, any of their Subsidiaries, or an Unconsolidated Affiliate (as the case may be), as tenant.

“Guaranties” – means Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” – means Parent and the Subsidiary Guarantors.

“Hazardous Materials” – shall have the meaning given to such term in Section 6.1(a).

“Hazardous Materials Claims” – shall have the meaning given to such term in Section 6.1(c).

“Hazardous Materials Laws” – shall have the meaning given to such term in Section 6.1(b).

“Hotel” – means either a full-service hotel, a limited-service hotel or an extended-stay hotel, including any related resort facilities.

“Indebtedness” – means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets are liable, (b) all amounts required to be paid by such Person as a guaranteed payment to its partners and/or members or a preferred dividend, including any mandatory redemption of shares or interests, (c) all indebtedness guaranteed by such Person, directly or indirectly, (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person under any Swap Agreement, and (f) all liabilities of the type described in clauses (a) through (e) above of any partnership of which such Person is a general partner, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; in each case excluding all trade payables and other similar operating liabilities incurred in the ordinary course of business.

“Indemnified Parties” – shall have the meaning given to such term in Section 6.4.

“Initial Advance” – means the first Advance made under this Agreement on the Effective Date.

“Initial Pool Properties” – means those Properties identified in Schedule 3 hereto which constitute the Unencumbered Pool as of the Effective Date.

“Interest Expense” – means for any Person for any period of time, without duplication: (a) all accrued, paid or capitalized interest (excluding capitalized interest funded from an interest reserve) incurred by such Person and (b) all accrued, paid or capitalized interest (excluding capitalized interest funded from an interest reserve) incurred on any Indebtedness to the extent such Person is liable therefor under any repayment, interest carry, performance or other guaranty.

“Interest Law” – shall have the meaning given to such term in Section 2.15.

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“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Land Held for Development” – means land acquired and held for future development but which does not constitute Construction in Process.

“Leased Property” – means any Property of which all or any part is subject to a Ground Lease.

“Lender” – means each financial institution from time to time party hereto as a “Lender” (including any Additional Lender), together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.”

“Leverage Ratio” – means, at any date of determination, the ratio (expressed as a percentage) of (a) Total Liabilities at such date to (b) Gross Asset Value at such date.

“LIBO Rate” – is the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%), quoted by Administrative Agent from time to time as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 A.M. Pacific time, two (2) Business Days prior to a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Advance and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, encumbrance (including, but not limited to, easements, rights-of-way and the like), lien (statutory or other), springing lien, or other security agreement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, and any restriction on transferability or assignability.

“Loan” – means a Revolving Loan or a Swingline Loan.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and listed in Exhibit B as “Loan Documents,” and each Note, Facility Increase Supplement, Unencumbered Pool Supplement and Supplemental Guaranty executed after the Effective Date.

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“Loan Party” – means Borrower, Parent, each Subsidiary Guarantor and each Subsidiary GP.

“Major Agreements” – means, with respect to any Pool Property, the Franchise Agreement, the Management Agreement and the Ground Lease (if any) for such Pool Property.

“Majority Lenders” – means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 51% of the Aggregate Commitment, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the Revolving Credit Exposure, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and such percentage will be determined solely with respect to Lenders that are not Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Majority Lenders” shall in no event mean less than two Lenders.

“Management Agreement” – means with respect to a Property, the management agreement for such Property, as each said agreement may hereafter be amended, supplemented, restated, replaced or otherwise modified from time to time. If a Management Agreement also includes the license or franchise for the operation under the Manager’s Flag, such Management Agreement shall also constitute a Franchise Agreement and such Manager shall also constitute a Franchisor.

“Manager” – means, with respect to a Property, the manager under the Management Agreement for such Property. If a Management Agreement also includes the license or franchise for the operation under the Manager’s Flag, such Management Agreement shall also constitute a Franchise Agreement and such Manager shall also constitute a Franchisor.

“Material Adverse Change” – means a material adverse change in the business, financial condition, or results of operations of (i) Borrower, (ii) Parent or (iii) Parent and its Subsidiaries (including Borrower and its Subsidiaries), taken as a whole, in each case since the date of the most recent financial statements furnished pursuant to Section 8.1(a) or (b) (as applicable), or, until such financial statements are furnished, the consolidated unaudited financial statements of Parent dated September 30, 2005.

“Material Indebtedness” – means Indebtedness (other than the Loans) of any one or more of Borrower, Parent and the Subsidiary Guarantors in an aggregate principal amount exceeding (a) $10,000,000 in the case of Recourse Indebtedness or (b) $25,000,000 in the case of any Indebtedness consisting of either (i) solely Non-Recourse Indebtedness or (ii) both Recourse Indebtedness and Non-Recourse Indebtedness).

“Maturity Date” – means the Original Maturity Date, as the same may be extended to the Extended Maturity Date pursuant to Section 2.14 hereof.

“Maximum Interest Rate” – shall have the meaning given to such term in Section 2.15.

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“Moody’s” – means Moody’s Investor Services, Inc.

“Multiemployer Plan” – means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Parent, Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.

“New Property” – means (a) each Property designated as such in Schedule 2 hereto and (b) each Property acquired by Borrower, Parent or any of their Subsidiaries, or any Unconsolidated Affiliate (as the case may be), after the Effective Date that is designated as a “New Property” pursuant to Article 4 hereof, provided, however, that, upon the Seasoned Date for any New Property, such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“New Property Ratio” – means, at any date of determination, the ratio of (a) the sum of (i) the aggregate Operating Property Value of all New Properties owned by Borrower, Parent or any of their Subsidiaries and (ii) the aggregate amount of the applicable Ownership Share of the Operating Property Value of each New Property owned by any Unconsolidated Affiliate to (b) the sum of (i) the aggregate Operating Property Value of all Properties owned by Borrower, Parent and their Subsidiaries and (ii) the aggregate amount of the applicable Ownership Share of the Operating Property Value of all Properties owned by Unconsolidated Affiliates.

“Non-Pro Rata Advance” – means an Advance with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Advance in breach of their obligations under this Agreement.

“Non-Recourse Indebtedness” – means, with respect to any Person, any Indebtedness of such Person for which the owner of such Indebtedness has no recourse, directly or indirectly, to such Person for the principal of, premium, if any, and interest on such Indebtedness, and for which such Person is not directly or indirectly obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to Liens on assets to which such Indebtedness relates, provided that recourse obligations or liabilities solely for fraud, environmental matters and other customary “non-recourse carve-outs” in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Note” or “Notes” – means each Promissory Note (substantially in the form of Exhibit H hereto) executed by Borrower and payable to the order of a Lender in the amount of its Commitment, together with such other replacement notes as may be issued from time to time pursuant to Section 11.13, as the same may be amended, supplemented, replaced or modified.

“Operating Lease” – means, with respect to a Property, the operating lease of such Property between Borrower, Parent or the Subsidiary that owns such Property (as lessor) and an Operating Lessee (as lessee), as each such lease may hereafter be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Operating Lessee” – means a Subsidiary of Borrower that operates a Property of Borrower, Parent or any of their Subsidiaries pursuant to an Operating Lease.

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“Operating Property Value” – means, at any date of determination, (a) for each Seasoned Property, (i) the Adjusted NOI for such Property divided by (ii) nine percent (9%), and (b) for each New Property, the Property Investment for such Property.

“Option to Extend” – shall have the meaning given to such term in Section 2.14.

“Original Maturity Date” – means February 23, 2009.

“Organizational Documents”—means, with respect to any Person, such Person’s articles or certificate of incorporation, formation or limited partnership, bylaws, operating agreement, partnership agreement or other comparable documents.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, restated, replaced or otherwise modified from time to time, properly executed and listed in Exhibit B as “Other Related Documents,” all in form and substance reasonably acceptable to Administrative Agent.

“Ownership Share” – means, with respect to any Unconsolidated Affiliate, the percentage of Equity Interests of such Unconsolidated Affiliate owned by Borrower, Parent or any of their Subsidiaries.

“Parent” – means Highland Hospitality Corporation, a Maryland corporation and a limited partner of Borrower.

“Parent Guaranty” – means the guaranty executed by Parent and identified in Exhibit B, as such guaranty may hereafter be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Participant” – shall have the meaning given to such term in Section 11.13.

“PBGC” – means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permit” – means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Liens” – means:

(a)	Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority not yet due;

(b)	Any laws, ordinances or regulations affecting the applicable Property;

(c)	Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due;

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(d)	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that (in the case of any Pool Property) do not secure Indebtedness and (in any case) do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates;

(e)	In the case of any Property that is not a Pool Property, Liens against such Property (i) securing Indebtedness not otherwise prohibited hereunder or (ii) permitted under the documents evidencing or securing such Indebtedness;

(f)	Attachment or judgment Liens not in excess of $5,000,000 in the aggregate for all Properties or $250,000 for any one Pool Property (exclusive of (i) any amounts that are duly bonded to the satisfaction of Administrative Agent in its reasonable discretion or (ii) any amount covered by insurance to the satisfaction of Administrative Agent in its reasonable discretion);

(g)	Deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance;

(h)	Deposits or pledges to secure bids, tenders, contracts (other than contracts for payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

(i)	the Liens granted to the Administrative Agent and the Lenders under the Loan Documents;

(j)	Liens listed on Schedule 4 hereto;

(k)	Liens on leased personal property to secure the lease obligations associated with such property; and

(l)	Any other matters from time to time approved in writing by Administrative Agent (but specifically excluding, in the case of any Pool Property, Liens securing monetary obligations).

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” – means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Parent, Borrower or any member of a Controlled Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Pool Property” – means at any time any Property that is included in the Unencumbered Pool at such time.

“Potential Default” - means an event, circumstance or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.

“Price Adjustment Date” – shall have the meaning given to such term in Section 2.6(h).

“Pricing Grid” – means the grid attached hereto as Exhibit A pursuant to which the Applicable Margins are determined hereunder.

“Prime Rate” – means a base rate of interest which Administrative Agent publishes from time to time and which serves as the basis upon which the effective rates of interest are calculated for those loans making reference thereto. Any change in an effective rate due to a change in the Prime Rate shall become effective on the day each such change is announced by Administrative Agent at its principal office in San Francisco, California.

“Prior Loan Agreement” – means that certain Loan Agreement dated December 21, 2004 among HH LC Portfolio LLC, a Delaware limited liability company and HH Texas Hotel Associates L.P., a Delaware limited partnership (each, a wholly-owned Subsidiary of Borrower), Wells Fargo Bank, as administrative agent, and the lenders party thereto.

“Pro Rata Share” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the Aggregate Commitment hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Property” – means a Hotel that is wholly owned (including a Hotel located on land leased or subleased pursuant to a Ground Lease) by Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates.

“Property Investment” – means, at the time of determination thereof with respect to any New Property, the sum of (a) (i) in the case of any New Property listed on Schedule 2 hereto, the applicable amount set forth on Schedule 2 (which amount consists of the applicable purchase price plus the transaction costs incurred by the applicable purchaser to purchase such Property) or (ii) in the case of any New Property acquired after the Effective Date, the aggregate purchase price paid by Borrower, Parent or the applicable Subsidiary or Unconsolidated Affiliate for such Property (including the fair market value (determined at the time of purchase) of any securities used to purchase such Property and the amount of any assumed Indebtedness) plus the transaction costs incurred by the applicable purchaser and (b) the amount (if any) by which (i) expenditures for capital improvements at such Property incurred by Borrower, Parent, or such Subsidiary or Unconsolidated Affiliate of Borrower or Parent (as applicable) that owns such Property after its acquisition of such Property and through and including such date of determination exceed (ii) an amount equal to four percent (4%) of the Gross Operating Revenues of such Property after such acquisition through and including such date of determination.

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“Purchase Assets” – means, at any time for any Person, any asset that such Person is obligated to purchase or repurchase, which obligation is included in such Person’s Purchase Obligations.

“Purchase Obligations” – means, at any time for any Person, such Person’s obligations to purchase or repurchase from any other Person any assets, including without limitation commitments to make Equity Investments.

“Qualified Flag” – means a Flag described in the definition of “Qualified Franchisor.”

“Qualified Franchisor” – means either (a) with respect to an Initial Pool Property, the franchisor of such Property with respect to the Flag under which it is operated as of the Effective Date; (b) Hyatt Corporation, Hilton Inns, Inc., Marriott International, Inc., Westin Hotel Company, Sheraton Operating Corporation, Inter Continental or Ritz Carlton, in each case with respect to any Flag that it licenses as of the Effective Date or any other Flag approved by Administrative Agent in its reasonable judgment; (c) in the reasonable judgment of Administrative Agent, a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing, directly or through its Affiliates, experience in flagging hotel properties similar in size, scope, use and value as the Properties but solely with respect to such Flag or Flags as may be approved by Administrative Agent in its reasonable judgment; or (d) any other franchisor or licensor approved by the Requisite Lenders but solely with respect to such Flag or Flags as may be approved by the Requisite Lenders.

“Qualified Manager” – means either (a) with respect to an Initial Pool Property, the Manager of such Property on the Effective Date; (b) Westin Hotel Company, Sheraton Operating Corporation, Marriott International, Inc., Hilton Inns, Inc., Starwood Worldwide Resorts, Inc., Inter Continental or Ritz Carlton, (c) in the reasonable judgment of Administrative Agent, a reputable management organization (which may be an Affiliate of Borrower) having at least five (5) years’ experience in the management of hotels with similar uses as the Properties, and in the jurisdictions in which the Properties are located, which (x) at the time of its engagement is managing and has, for at least five (5) years prior to its engagement as Manager, managed at least five (5) properties of the same property type as the Properties, and (y) is not, nor is any entity that Controls such Person, the subject of a bankruptcy or similar insolvency proceeding or (d) any other hotel manager approved by the Requisite Lenders.

“Recourse Indebtedness” – means, with respect to any Person, any Indebtedness of such Person that is not Non-Recourse Indebtedness.

“Regulatory Costs” – means, collectively, any reserve requirements (including any requirements under Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

“REIT” – means a real estate investment trust under Sections 856-860 of the Code.

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“Removal Event” – shall have the meaning given to such term in Section 4.3(a).

“Reportable Event” – means any of the events set forth in Section 4043(b) of ERISA.

“Requirements of Law” – means, as to any Person, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Requisite Lenders” – means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 66 2/3% of the Aggregate Commitment, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the Revolving Credit Exposure, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and such percentage will be determined solely with respect to Lenders that are not Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Restricted Payment” – means the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock, any limited liability company interests or any partnership interests of such Person, other than (i) dividends or distributions payable in such Person’s stock, limited liability company interests or any partnership interests and (ii) payment of cash proceeds received from the issuance of stock of such Person for the purchase, redemption or acquisition of a different class of such Person’s stock.

“Revolving Advance” – means an advance of Revolving Loans made by Lenders pursuant to Section 2.1 in their respective Pro Rata Shares of such Advance, or a continuation or conversion of such Advance.

“Revolving Credit Exposure” – means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its Swingline Exposure at such time.

“Revolving Loan” – means a Loan made by a Lender pursuant to Section 2.1 or a continuation or conversion of such Loan.

“S&P” – means Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc.

“Seasoned Date” – means (a) with respect to each New Property identified in Schedule 2, the date so designated in Schedule 2, (b) in the case of a New Property acquired after the Effective Date, (i) the last day of the fourth calendar quarter following the date on which such Property was acquired by Borrower, Parent or the applicable Subsidiary or Unconsolidated

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Affiliate or (ii) such later date as may be designated either by Administrative Agent pursuant to Section 4.1 or in an Unencumbered Pool Supplement or (c) in any case, such earlier date as may be designated by Borrower pursuant to Section 4.4.

“Seasoned Property” – means (a) each Property designated as such in Schedule 2 hereto, (b) each Property acquired by Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates (as the case may be) after the Effective Date (unless designated as a New Property either by Administrative Agent pursuant to Section 4.1 or in an Unencumbered Pool Supplement) and (c) upon the occurrence of the Seasoned Date of any New Property, such Property.

“Secured Debt” – means, at any time, (a) all Indebtedness of Borrower, Parent or any of their Subsidiaries that is secured by a Lien on any real property (including any leasehold), (b) Indebtedness in the original principal amount of $25,000,000 under the Loan Agreement dated as of August 19, 2004 between HH FP Portfolio Holding LLC and JPMorgan Chase Bank and (c) the applicable Ownership Share of all Indebtedness of all Unconsolidated Affiliates that is secured by a Lien on any real property (including any leasehold). Indebtedness (other than the Indebtedness described in clause (b) above) that is secured by a Lien on any Equity Interest or other assets but not by a Lien on any real property (including any leasehold) shall not constitute Secured Debt.

“Subsidiary” – means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent.

“Subsidiary GP” – means, with respect to any Subsidiary Guarantor that is a limited partnership, the general partner(s) of such Subsidiary Guarantor.

“Subsidiary Guarantors” – means the entities identified in Schedule 5 hereto and each other Subsidiary of Borrower or Parent that shall, from time to time, deliver a Supplemental Guaranty pursuant to Section 7.17(a) but excluding (i) any entity that is released from the Subsidiary Guaranty pursuant to Section 7.17(b), (ii) HHC TRS Mexico, S. De R.L. De C.V. and (iii) HHC TRS Tampa LLC.

“Subsidiary Guaranty” – means the guaranty executed by the Subsidiary Guarantors and identified in Exhibit B, as such guaranty may hereafter be amended, supplemented (including, without limitation, by a Supplemental Guaranty), restated, replaced or otherwise modified from time to time.

“Subsidiary Managing Member” – means, with respect to any Subsidiary Guarantor that is a limited liability company, the managing member(s) of such Subsidiary Guarantor.

“Supplemental Guaranty” – means a Supplemental Guaranty substantially in the form provided for in, and attached to, the Subsidiary Guaranty.

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“Swap Agreement” – means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swingline Exposure” – means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

“Swingline Lender” – means Wells Fargo Bank in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” – means a Loan made by the Swingline Lender pursuant to Section 2.10.

“Swingline Note” – means a Promissory Note (substantially in the form of Exhibit I hereto) executed by Borrower and payable to the order of Swingline Lender in the amount of $10,000,000.

“Tangible Net Worth” – means, as of any date, the total consolidated stockholders’ equity of Parent, plus increases in accumulated depreciation and amortization accrued after the Effective Date, minus (to the extent reflected in determining such stockholders’ equity): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis for Parent and its consolidated Subsidiaries.

“Termination Event” – means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of Parent, Borrower or any of a Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Liabilities” – means, at any date, without duplication, the sum of (a) Indebtedness of Parent and its Subsidiaries (including Borrower and its Subsidiaries) on a consolidated basis; (b) trade payables and other similar liabilities of Parent and its Subsidiaries (including Borrower and its Subsidiaries) incurred in the ordinary course of business in excess of $10,000,000 in the aggregate; (c) Purchase Obligations of Parent and its Subsidiaries (including Borrower and its Subsidiaries; and (d) the aggregate amount of the applicable Ownership Shares of the

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Indebtedness and Purchase Obligations of each Unconsolidated Affiliate, minus, to the extent included in the calculation of any of the preceding clauses (a) or (d), Indebtedness (or, in the case of any Unconsolidated Affiliate, the applicable Ownership Share of Indebtedness) that has been defeased in accordance with the loan documents evidencing such Indebtedness and for which Borrower certifies as to such defeasance in a manner satisfactory to Administrative Agent in its reasonable judgment.

“Unconsolidated Affiliate” – means any entity in which Borrower, Parent or any of their Subsidiaries owns at least a ten percent (10%) Equity Interest but that is not a Subsidiary of Borrower, Parent or any of their Subsidiaries and whose financial results would not be consolidated under GAAP with the financial results of Parent on the consolidated financial statements of Parent.

“Unencumbered Adjusted NOI” – means, for any period, the Adjusted NOI of all Pool Properties for such period.

“Unencumbered Pool” – means, collectively, (a) the Initial Pool Properties and (b) those Properties wholly owned by Borrower, Parent or a Wholly-Owned Guarantor that are located in the United States of America and that are hereafter designated by Borrower, and approved in writing by the Requisite Lenders, for inclusion in the Unencumbered Pool pursuant to Section 4.2, each of which (both clauses (a) and (b)) satisfies, as of the Effective Date (in the case of each Initial Pool Property) or the date on which any other Property is first included in the Unencumbered Pool (in the case of each such other Property), the following criteria and has not been removed from the Unencumbered Pool pursuant to Section 4.3:

(i) Such Property is not subject to any Lien (other than Permitted Liens);

(ii) Neither Borrower nor Parent nor any of their Subsidiaries shall have entered into or be a party or subject to any agreement (other than the Loan Documents) (A) prohibiting or limiting the right to grant any Lien on such Property, (B) pledging any Equity Interest in the entity that owns such Property or in any Person that directly or indirectly owns any Equity Interest in the entity that owns such Property or (C) entitling any Person to the benefit of any Lien (other than Permitted Liens) on such Property or that would entitle any Person to the benefit of such Lien upon the occurrence of any contingency (such as, by way of example, an “equal and ratable” provision);

(iii) If such Property is a Leased Property, (A) the Ground Lease therefor shall have been approved by Administrative Agent, (B) no default by the lessee shall exist under such Ground Lease, and (C) if required by the Adminstrative Agent in its discretion, Administrative Agent shall have received from the landlord an estoppel certificate reasonably satisfactory to Administrative Agent;

(iv) Neither all nor any material portion of such Property shall be the subject of any proceeding by any Governmental Authority for the condemnation or taking thereof by eminent domain or of any negotiations for the sale thereof in lieu of a condemnation or taking;

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(v) The Manager (unless it is a Qualified Manager), Management Agreement, Franchisor (unless it is a Qualified Franchisor), Flag (unless it is a Qualified Flag) and Franchise Agreement for such Property shall have been approved by the Requisite Lenders;

(vi) Such Property is free of all material structural defects, and Administrative Agent shall have received and approved a current (except in the case of the Initial Pool Properties) property condition report evidencing that such Property is free of all material structural defects;

(vii) Such Property is free of any Liens (other than Permitted Liens) and other material title defects and Administrative Agent shall have received and approved a current (except in the case of the Initial Pool Properties) title insurance policy (or irrevocable commitment to issue such a policy) evidencing that such Property is free of any Liens (other than Permitted Liens) and other material title defects; and

(viii) Such Property is in compliance with all applicable Hazardous Materials Laws and free of any material Hazardous Material Claims, and Administrative Agent shall have received and approved a current (except in the case of the Initial Pool Properties) Environmental Assessment that evidences that such Property does not contain any “recognized environmental conditions” (as defined by ASTM E1527.05).

A physical condition report, Environmental Assessment or title insurance policy or commitment shall be deemed “current” if dated not earlier than two years prior to the date of Borrower’s applicable notice under Section 4.2(a).

“Unencumbered Pool Supplement” – shall have the meaning given in Section 4.2(b).

“Uniform System” – shall have the meaning given in the definition of “Gross Operating Expenses.”

“Unrestricted Cash and Cash Equivalents” – means, with respect to any Person, all cash and Cash Equivalents of such Person that are not subject to any Lien and that such Person has the free and unrestricted right to use without the consent or approval of any other Person.

“Unsecured Debt” – means at any time (a) all Indebtedness of Borrower, Parent or any of their Subsidiaries that is not Secured Debt and (b) the applicable Ownership Share of all Indebtedness of all Unconsolidated Affiliates that is not Secured Debt. For avoidance of doubt, the Indebtedness described in clause (b) of the definition of “Secured Debt” does not constitute Unsecured Debt.

“Unsecured Interest Expense” – means, for any period, Consolidated Interest Expense for such period, but excluding interest incurred on Secured Debt.

“Unused Fee” – shall have the meaning given to such term in Section 2.2(a).

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“Variable Rate” – on any day means a floating rate at interest per annum equal to the sum of (a) the Base Rate then in effect and (b) the Applicable Margin.

“Variable Rate Advance” – means a Revolving Advance bearing interest at the Variable Rate.

“Variable Rate Loan” – means a Revolving Loan that comprises part of a Variable Rate Advance.

“Wells Fargo Bank” – means Wells Fargo Bank, National Association.

“Wholly-Owned Guarantor” – means a Guarantor that is a wholly-owned Subsidiary of Borrower.

1.2 EXHIBITS AND SCHEDULES INCORPORATED.

Exhibits A, B, C, D, E, F, G, H, I, J, K and L and Schedules 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 attached hereto are hereby incorporated into this Agreement.

ARTICLE 2. LOAN

2.1 LOAN.

(a) Subject to the terms and conditions set forth herein, each Lender agrees to make loans to Borrower from time to time prior to the Maturity Date in an aggregate principal amount that will not result in (i) such Lender’s outstanding Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the aggregate Revolving Credit Exposure of all Lenders exceeding the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Each Revolving Loan shall be made as part of an Advance consisting of Revolving Loans made by the Lenders in their Pro Rata Shares of such Advance. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

2.2 FEES.

(a) Borrower agrees to pay to Administrative Agent for the account of each Lender an unused fee (the “Unused Fee”) at the rate of 0.20% per annum on the average daily unused portion of such Lender’s Commitment from the Effective Date to (but excluding) the Maturity Date, payable quarterly in arrears on the first day of each calendar quarter commencing with the first calendar quarter commencing after the Effective Date and on the Maturity Date. For purposes of determining the Unused Fee payable to the Swingline Lender, its Swingline Loans shall be treated as usage of its Commitment.

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(b) Borrower shall also pay to Administrative Agent such fees as are set forth in a separate letter agreement between Borrower and Administrative Agent. From such fees paid to Administrative Agent, Administrative Agent shall pay to each Lender that is party to this Agreement on the Effective Date the amounts set forth in a separate letter agreement between Administrative Agent and such Lender.

2.3 LOAN DOCUMENTS. Borrower shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4 EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The Effective Date of Borrower’s and Lenders’ obligations under the Loan Documents shall be the date the Initial Advance is made.

2.5 REQUESTS FOR REVOLVING ADVANCES. Borrower shall select the type of Revolving Advance (i.e., a Variable Rate Advance or Fixed Rate Advance) and, in the case of each Fixed Rate Advance, the Fixed Rate Period applicable thereto from time to time. Borrower shall give Administrative Agent irrevocable original request for an Advance in substantially the form attached hereto as Exhibit J (a “Borrowing Notice”) (or a facsimile thereof or a “PDF” thereof transmitted by electronic mail) not later than 9:00 A.M., Pacific time at least one Business Day prior to the date (the “Borrowing Date”) of each Variable Rate Advance and within the time period provided for in Section 2.6(f)(i) prior to the Borrowing Date of each Fixed Rate Advance. Borrowing Notices shall be delivered to and Wells Fargo Bank, N.A., Disbursement and Operations Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, Attention: Ivonne Lopez (fax no. (310) 615-1014; e-mail address: lopezim@wellsfargo.com), with a copy to Wells Fargo Bank, N.A., 1750 H Street, Suite 400, Washington, DC 20006, Attention: Mark Monahan (fax no. (202) 419-2984; e-mail address: monahamf@wellsfargo.com), or such other address or addressee as Administrative Agent shall designate. Each Borrowing Notice shall:

(i) specify the Borrowing Date, which shall be a Business Day, of such Advance,

(ii) specify the aggregate amount of such Advance, and

(iii) identify whether the requested Advance is a Variable Rate Advance or Fixed Rate Advance and, if it is a Fixed Rate Advance, shall include a Fixed Rate Notice in accordance with Section 2.6(f).

Notwithstanding the foregoing, Administrative Agent is authorized to rely upon the telephonic request and acceptance of Douglas Vicari, Sean Dell’Orto or Graham Wooten as Borrower’s duly authorized agents, or such other and/or additional authorized agents as Borrower shall designate in writing to Administrative Agent. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Administrative Agent as Administrative Agent may from time to time designate and shall be followed promptly with the original or facsimile or electronic mail Borrowing Notice required pursuant to the first paragraph

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of this Section 2.5. Subject to the satisfaction of the conditions to an Advance provided for in this Agreement, each Lender shall make available its Revolving Loan in accordance with Section 10.3(b) and Administrative Agent will make the funds so received from Lenders available to Borrower on the Borrowing Date in immediately available funds in an account maintained by Borrower with Administrative Agent.

2.6 INTEREST ON THE LOANS.

(a) Interest Payments. Interest accrued on the outstanding principal balance of the Loans shall be due and payable, in the manner provided in Section 2.7, on the first day of each month commencing with the first month after the Effective Date.

(b) Default Interest. Notwithstanding the rates of interest specified in Sections 2.6(e) below and the payment dates specified in Section 2.6(a), at any time following the occurrence and during the continuance of any Default, the principal balance of the Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall, at Requisite Lenders’ discretion, bear interest payable upon demand at the Alternate Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid within the later of the date when due or ten (10) days after written demand (which written demand may consist of the invoice for such payment), shall, at Requisite Lenders’ discretion, likewise bear interest from and after demand at the Alternate Rate.

(c) Late Fee. Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loans on the Maturity Date), unless waived by Administrative Agent (to the extent it is permitted to do so pursuant to Section 11.12(a)) or the Requisite Lenders, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

(d) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of each applicable Loan outstanding from time

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to time. In computing interest on the Loans, the date of the making of a disbursement of the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loans shall not exceed the Maximum Interest Rate.

(e) Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Advances shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i) Provided no Default has occurred that is continuing:

(A) for Revolving Advances that are not Fixed Rate Advances, the Effective Rate shall be the Variable Rate.

(B) for Revolving Advances that are Fixed Rate Advances, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate selected by Borrower and set in accordance with the provisions hereof, provided, however, if any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower should be or become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible or practical for Administrative Agent to set a Fixed Rate for a Fixed Rate Advance and Fixed Rate Period as requested or selected by Borrower, Administrative Agent shall so notify Borrower and Lenders and the Effective Rate for such Fixed Rate Advance shall remain at or revert to the Variable Rate.

(C) for Swingline Loans, the Effective Rate shall be the Base Rate (or such other rate as may be agreed to by Borrower and Swingline Lender).

(ii) At such time as a Default has occurred and is continuing; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the Maturity Date; then, in each case, at Requisite Lenders’ discretion, the interest rate applicable to the then outstanding principal balance of the Loans shall be the Alternate Rate.

(f) Selection of Fixed Rate. Provided no Default or Potential Default exists under this Agreement, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on all or any portion of the Revolving Advances and for the period selected in accordance with and subject to the following procedures and conditions, provided, however, that Borrower may not have in effect at any one time more than five (5) Fixed Rates:

(iii) Borrower shall deliver to Administrative Agent, at the addresses specified in Section 2.5, an original or facsimile Fixed Rate Notice no later than 9:00 A.M. (Pacific time), and not less than three (3) nor more than five (5) Business Days prior to the proposed Fixed Rate Period for each Fixed Rate Advance. Any Fixed Rate Notice pursuant to this subsection (i) is irrevocable.

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(iv) Borrower may elect (A) to convert a Variable Rate Advance to a Fixed Rate Advance, or (B) to convert a matured Fixed Rate Advance into a new Fixed Rate Advance, provided, however, that the aggregate amount of the Revolving Advance being converted into or continued as a Fixed Rate Advance shall comply with the Dollar amount requirements set forth in the definition of “Fixed Rate Advance.” The conversion of a matured Fixed Rate Advance back to a Variable Rate Advance or to a new Fixed Rate Advance shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Advance. Each Fixed Rate Notice shall specify (A) the amount of the Fixed Rate Advance, (B) the Fixed Rate Period, and (C) the Fixed Rate Commencement Date.

(v) Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate Advance under subsections (i) and (ii) above, Administrative Agent shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Advance two (2) Business Days prior to the beginning of such Fixed Rate Period. Each determination by Administrative Agent of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Administrative Agent shall deliver to Borrower and each Lender (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice and the Fixed Rate determined pursuant thereto; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower or any Lender shall not affect the validity of such rate.

(vi) If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Advance into a new Fixed Rate Advance in accordance with this Section 2.6(f), such Fixed Rate Advance shall be automatically converted to a Variable Rate Advance upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Advance.

(g) Fixed Rate Taxes and Regulatory Costs. Upon demand by any Lender, Borrower shall pay to such Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Fixed Rate Taxes and Regulatory Costs applicable to such Lender in respect of any Fixed Rate Loans made by such Lender, all as certified by such Lender in writing prior to or concurrently with such demand. Each Lender shall give Borrower notice of any Fixed Rate Taxes and Regulatory Costs applicable to such Lender as soon as practicable after their occurrence, but Borrower shall be liable for any Fixed Rate Taxes and Regulatory Costs regardless of whether or when notice is so given.

(h) Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Advance during a Fixed Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Advance is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“Fixed Rate Price Adjustment”) equal to the then present value of (i) the

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amount of interest that would have accrued on the Fixed Rate Advance for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (ii) the amount of interest that would accrue on the same Fixed Rate Advance for the same period if the Fixed Rate were set on the Price Adjustment Date at the Applicable LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lenders’ agreement to make Loans at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement

Borrower Initials.

(i) Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating a Fixed Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining a Fixed Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating a Fixed Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Fixed Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

2.7 PAYMENTS.

(a) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (Pacific time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c) Voluntary Prepayment. Borrower may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent in the case of a Fixed Rate Advance and upon not less than one (1) Business Day’s written notice to Administrative Agent in the case of a Variable Rate Advance, in each case not later than 11:00 A.M. (Pacific time) on the date given, at any time and from time to time, prepay all or any portion of any Revolving Advance without penalty, except as otherwise expressly set forth in this Section 2.7(c). Any notice of prepayment given to Administrative Agent under this Section 2.7(c) shall specify the date of prepayment and the principal amount of the prepayment. Any payment of less than the entire amount of any

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Revolving Advance shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. In the event of a prepayment of any Fixed Rate Advance, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof.

2.8 MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date.

2.9 BORROWING BASE. If the outstanding principal balance of all Loans shall at any time exceed the Borrowing Base, Borrower shall, within thirty (30) days, repay outstanding Advances in an amount equal to such excess and pay any Fixed Rate Price Adjustment payable by reason of such principal payment.

2.10 SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, Swingline Lender agrees to make Swingline Loans to Borrower from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the total Revolving Credit Exposures of all Lenders exceeding the Aggregate Commitment; provided that Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Swingline Loans shall be evidenced by the Swingline Note. Each Swingline Loan shall be in an integral multiple of $100,000 and in the minimum amount of $1,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Swingline Loans shall be repaid in full on the earlier of (i) the seventh (7th) Business Day following the advance of such Swingline Loan and (ii) the Maturity Date and may be repaid in whole, but not in part, on one Business Day’s notice.

(c) To request a Swingline Loan, Borrower shall deliver to Swingline Lender, not later than 9:00 A.M., Pacific time on the day of the proposed Swingline Loan, to the address designated in Section 2.5 or at such other address as Swingline Lender shall designate, an original Borrowing Notice (or facsimile thereof or “PDF” thereof transmitted by electronic mail) requesting a Swingline Loan. Each such Borrowing Notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, which shall comply with the provisions of paragraph (a) above. Notwithstanding the foregoing, Swingline Lender is authorized to rely upon the telephone request and acceptance of Douglas Vicari, Sean Dell’Orto or Graham Wooten as Borrower’s duly authorized agents, or such other and/or additional authorized agents as Borrower shall designate in writing to Swingline Lender. Borrower’s telephonic notices, requests and acceptance shall be directed to such officers of Swingline Lender as Swingline Lender may from time to time designate and shall be followed promptly with the original, facsimile or electronic mail Borrowing Notice required pursuant to the first sentence of this Section 2.19(c). Subject to the conditions set forth in Article 3, Swingline Lender shall make each Swingline Loan available to Borrower in immediately available funds by means of a credit to an account of Borrower with Swingline Lender.

(d) Swingline Lender may by written notice given to Lenders not later than 11:00 A.M., Pacific time, on any Business Day require Lenders to acquire participations on such

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Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify each Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 10.3 with respect to Loans made by such Lender. Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to Administrative Agent and not to Swingline Lender. Any amounts received by Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Administrative Agent; any such amounts received by Administrative Agent shall be promptly remitted by Administrative Agent to Lenders that shall have made their payments pursuant to this paragraph and to Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to Swingline Lender or to Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

2.11 TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitment; provided that (i) each reduction of the Aggregate Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Borrower shall not terminate or reduce the Aggregate Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7(c), the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.

(c) Borrower shall notify Administrative Agent of any election to terminate or reduce the Aggregate Commitment under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Aggregate Commitment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Aggregate Commitment shall be made ratably among Lenders in accordance with their respective Commitments.

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2.12 FACILITY INCREASE.

(a) Subject to the provisions of this Section 2.12, Borrower may, at any time and from time to time, by notice to Administrative Agent, increase the Aggregate Commitment (each such increase, a “Facility Increase”) subject to the following terms and conditions:

(i) each Facility Increase shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000;

(ii) the Aggregate Commitment shall not be increased to an amount greater than the lesser of (A) the amount of the Borrowing Base (as such Borrowing Base may be increased as a result of the addition of Properties to the Unencumbered Pool effected at the same time as such Facility Increase) and (B) $200,000,000;

(iii) no Facility Increase shall be effected at any time following any reduction of the Aggregate Commitment pursuant to Section 2.11;

(iv) no Default or Potential Default shall exist at the time of such Facility Increase; and

(v) one or more Additional Lenders shall have agreed to make Additional Commitments in an aggregate amount equal to such Facility Increase in accordance with paragraph (b) below. The Additional Commitment of any Additional Lender shall (unless otherwise agreed by Borrower and Administrative Agent) be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) Each Facility Increase shall be effected by the execution and delivery of the following documents, all reasonably satisfactory to Administrative Agent:

(i) a Facility Increase Supplement executed by Borrower, Administrative Agent and each Additional Lender;

(ii) a Note or Notes executed by Borrower evidencing the Facility Increase;

(iii) the consent of the Guarantors and ratification of their Guaranties;

(iv) resolutions, consents and other documents evidencing the requisite approvals of the Facility Increase by the applicable Loan Parties;

(v) opinions of counsel (substantially similar to those delivered pursuant to Section 3.1) with respect to the foregoing documents; and

(vi) such other documents and instruments as Administrative Agent shall reasonably request.

(c) On the effective date of any Facility Increase (the “Increase Date”), which date shall be mutually agreed upon by Borrower, Administrative Agent and each Additional Lender,

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Borrower shall repay in full all outstanding Loans (together with any Fixed Rate Price Adjustments relating thereto), which repayment may be made in whole or in part from a Revolving Advance made as of the Increase Date consisting of Revolving Loans made by Lenders (including each Additional Lender) in the proportion of their respective Commitments (as increased as of such Increase Date).

(d) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or a commitment or agreement on the part of Borrower or Administrative Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

2.13 LENDERS’ ACCOUNTING. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loans owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.14 OPTION TO EXTEND. Borrower shall have the option to extend (“Option to Extend”) the Maturity Date from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a) Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date;

(b) As of the date of Borrower’s delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default or Potential Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c) Borrower shall execute or cause the execution of all documents as reasonably required by Administrative Agent to exercise the Option to Extend;

(d) On or before the Original Maturity Date, Borrower shall pay to Administrative Agent, for the benefit of Lenders in their Pro Rata Shares thereof, an extension fee in the amount of 0.20% of the Aggregate Commitment;

(e) As of the last day of the fiscal quarter preceding the Original Maturity Date, the New Property Ratio shall not exceed 40%;

(f) No Material Adverse Change shall have occurred;

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(g) All of Borrower’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Original Maturity Date, and Borrower shall so certify in writing; and

(h) Borrower shall pay all reasonable out-of-pocket costs and expenses related to the exercise of the Option to Extend.

Except as modified by the Option to Extend, the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

2.15 MAXIMUM INTEREST RATE.

As used herein, the term “Maximum Interest Rate” shall mean and refer to the maximum rate of nonusurious interest, if any, that Lenders may from time to time charge Borrower and in regard to which Borrower would be prevented successfully from raising the claim or defense of usury under applicable Requirements of Law as now, or to the extent permitted by Law, as may hereafter be, in effect (said Requirements of Law permitting the highest rate being herein referred to as the “Interest Law”). It is the intention of Borrower, Administrative Agent and Lenders to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, the Notes or in any other Loan Document or in any instrument otherwise relating thereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Agreement, or under any of the aforesaid agreements or otherwise on or in connection with the Loans shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction or the Notes. If any usurious interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, in the Notes or in any of the other Loan Documents or other instruments otherwise relating thereto, or if the acceleration of the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then in such event (a) the provisions of this Section 2.15 shall govern and control, (b) neither Borrower nor Borrower’s successors or assigns or any other party liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be refunded to Borrower and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Interest Rate allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the indebtedness shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of said indebtedness until paid in full so that the rate or amount of interest on account of said indebtedness does not exceed the applicable usury ceiling. The right to accelerate the maturity of the indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect unearned interest in the event of acceleration. Notwithstanding any provision contained in the Notes, this Agreement or any other Loan Document that permits the compounding of interest, including

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without limitation any provision by which any of the accrued interest is added to the principal amount of the Notes, the total amount of interest that Borrower is obligated to pay and Lenders are entitled to receive with respect to the Notes shall not exceed the Maximum Interest Rate on principal amounts actually advanced to or for the account of Borrower, including the initial advance under the Notes and any advances made pursuant to this Agreement, the Notes or any other Loan Document (such as for the principal amount of the Loans or the payment of taxes, insurance premiums, and the like).

In consideration of the agreement of Lenders to advance sums hereunder, Borrower has agreed to pay to Lenders certain loan fees (collectively, the “Fees”). Also, in order to reimburse Lenders for certain costs that Lenders may incur in the event of late payment or in the event the Loans are prepaid, Borrower has agreed to pay Lenders the late payment charge and Fixed Rate Price Adjustment in accordance with the terms of this Agreement. At the time the Notes are paid in full, or the payment thereof matures, howsoever said payment or maturity shall have been brought about, in no event shall the total of said Fees, late payment charges and Fixed Rate Price Adjustment (but only to the extent said Fees, late payment charges and Fixed Rate Price Adjustment are interest under the Interest Law applicable to this loan transaction) and all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under the Notes or otherwise in connection with this loan transaction (said total being hereinafter referred to as the “Charges”) exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (a) the provisions of this Section 2.15 shall govern and control, (b) neither Borrower nor Borrower’s successors or assigns or any other party liable for the payment thereof shall be obligated to pay the amount of such excess, and (c) any such excess shall be canceled automatically and, if theretofore paid, shall be returned to Borrower.

ARTICLE 3. DISBURSEMENT OF LOAN

3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. Lenders’ obligation to disburse the Initial Advance shall be subject to satisfaction of each of the following conditions precedent:

(a) Administrative Agent shall have received all of the Loan Documents, the Other Related Documents and all other documents, instruments, policies, and forms of evidence or other materials required by Administrative Agent under the terms of this Agreement or any of the other Loan Documents, all in form and substance reasonably acceptable to Administrative Agent.

(b) In Administrative Agent’s reasonable opinion, there has been no Material Adverse Change.

(c) Borrower shall have provided, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent: (i) to the effect that (A) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be valid and binding instruments,

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enforceable against the Loan Parties party thereto in accordance with their respective terms; (B) the Loan Parties are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (ii) addressing such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

(d) Borrower shall have furnished to Administrative Agent a Borrowing Base Certificate and Compliance Certificate, each prepared as of December 31, 2005, and properly completed to provide all information required to be included thereon or attached thereto.

(e) All amounts outstanding under the Prior Loan Agreement shall have been paid or concurrently on the Effective Date will be paid in full, from the proceeds of the Initial Advance or otherwise, and the Liens securing the obligations under the Prior Loan Agreement shall have been released.

(f) Borrower and Guarantors shall have satisfied such other conditions as Administrative Agent shall reasonably require.

3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. Lenders’ obligations to disburse any Advance (including the Initial Advance) shall be subject to (in addition to any other conditions specified in the Agreement) the satisfaction of each of the following conditions:

(a) Borrower shall have executed and delivered a Borrowing Notice in accordance with Section 2.5 (or, in the case of a Swingline Loan, a request for a Swingline Loan in accordance with Section 2.10(c)).

(b) There shall be no Default or Potential Default under this Agreement or under any of the other Loan Documents.

(c) All representations and warranties of Borrower and Guarantors under the Loan Documents shall be true and correct in all material respects.

(d) Upon the making of such Advance, the outstanding principal balance of the Loans will not exceed the Borrowing Base.

3.3 FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Administrative Agent to disburse the proceeds of any Loan made by Lenders pursuant to the Loan Documents as requested by an authorized representative of Borrower to any of the accounts designated in Exhibit K identified in writing by such authorized representative. Borrower agrees to be bound by any transfer request: (a) authorized or transmitted by Borrower or (b) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions by a Person designated in writing by Borrower to make such transfer request, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent

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takes any actions in an attempt to detect errors in the transmission or content of transfer, requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (a) violate the terms of this authorization (b) require use of a bank unacceptable to Administrative Agent or prohibited by government authority; (c) cause Administrative Agent to violate any Federal Reserve or other regulatory risk control program or guideline, or (d) otherwise cause Administrative Agent to violate any applicable law or regulation. Administrative Agent shall not be liable to Borrower or any other parties for (a) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent, (b) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s control, or (c) any special, consequential, indirect or punitive damages, whether or not (i) any claim for these damages is based on tort or contract or (ii) Administrative Agent or Borrower knew or should have known the likelihood of these damages in any situation. Administrative Agent makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4.

4.1 ADDITION OF PROPERTIES. In the event that Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates (as the case may be), shall acquire a Hotel (or Equity Interests in a Person that owns a Hotel), Borrower shall (i) promptly notify Administrative Agent, and (ii) promptly furnish to Administrative Agent such financial and other information as Administrative Agent shall reasonably request relating to such Hotel (including Borrower’s certification of the Property Investment of such Hotel), except, in the case of an Unconsolidated Affiliate, Borrower shall furnish such information to the extent available, and will certify only that such information is a true and accurate copy of that information received by Borrower. Such Hotel shall constitute a New Property and shall have as its Seasoned Date the last day of the fourth calendar quarter following the date on which such Property or Equity Interests were acquired, unless Administrative Agent, in its discretion and at Borrower’s request, designates a later Seasoned Date. Such Property may be included in the Unencumbered Pool only in accordance with the provisions of Section 4.2.

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4.2 DESIGNATION OF POOL PROPERTIES.

(a) Borrower may, at any time and from time to time, by written notice to Administrative Agent, request the inclusion in the Unencumbered Pool of a Hotel owned, or to be acquired by, Borrower, Parent or a Wholly-Owned Guarantor or by a Person that will become a Wholly-Owed Guarantor and that otherwise satisfies the criteria for inclusion in the Unencumbered Pool. Not later than thirty (30) days after such notice, Borrower shall furnish to Administrative Agent: (i) a physical description of such Hotel, including its age, location, condition, number of guest rooms, parking facilities, and amenities; (ii) operating statements for such Hotel for the prior two calendar years, the immediately-preceding trailing twelve months and the calendar year-to-date (in each case to the extent that the Hotel has been operating during such period); (iii) cash flow projections and (to the extent then available) a capital expenditure plan for the remainder of the current calendar year and the next three calendar years; (iv) the most recent Smith Travel Research STAR Report comparing such Hotel to its competitive set; (v) any Ground Lease applicable to such Hotel; (vi) the Management Agreement and Franchise Agreement for such Hotel; and (vii) a property condition report, Environmental Assessment and title insurance policy (or irrevocable commitment to issue such a policy) for such Hotel (in each case dated not more than two (2) years prior to Borrower’s notice to Administrative Agent), together with a certificate of Borrower that, to Borrower’s knowledge, there exist no facts or circumstances with respect to such Property (within the intended scope of such physical condition report, Environmental Assessment or title insurance policy (or irrevocable commitment)) as of the date of such certificate, whether arising prior or subsequent to the date of such report, Environmental Assessment or title insurance policy (or irrevocable commitment), that are material but are not disclosed therein.

(b) If such Hotel satisfies all of the criteria for inclusion in the Unencumbered Pool and the Requisite Lenders approve in writing the inclusion thereof in the Unencumbered Pool, Borrower and Administrative Agent shall promptly enter into a supplement to this Agreement (the “Unencumbered Pool Supplement”) substantially in the form attached hereto and hereby made a part hereof as Exhibit L, confirming the inclusion of such Hotel in the Unencumbered Pool and identifying the Major Agreements for such Hotel. If such Hotel is not yet wholly owned by Borrower, Parent or a Wholly-Owned Guarantor, such Hotel shall be included in the Unencumbered Pool only at such time as it is wholly owned by Borrower, Parent or a Wholly-Owned Guarantor and otherwise satisfies all of the criteria for inclusion in the Unencumbered Pool and shall constitute a New Property having a Seasoned Date as described in clause (b)(i) of the definition of “Seasoned Date.” If such Property was owned by Borrower, Parent or a Subsidiary prior to the date on which approved for inclusion in the Unencumbered Pool, it shall retain the same classification as a New Property or Seasoned Property (as applicable) as it had immediately prior to its inclusion in the Unencumbered Pool; if it remains a New Property, it shall have the same Seasoned Date as it had immediately prior to its inclusion in the Unencumbered Pool, unless the Required Lenders agree to a later Seasoned Date in the Unencumbered Pool Certificate.

4.3 REMOVAL OF POOL PROPERTIES.

(a) Borrower shall notify Administrative Agent promptly upon the occurrence of any of the following events or circumstances (each such event or circumstance, a “Removal Event”) or, if Borrower knows in advance thereof that such Removal Event is likely to occur, promptly

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following the date on which Borrower attains such knowledge (except that Borrower shall not be required to give such notice more than thirty (30) days prior to such occurrence): (A) sale or transfer of such Pool Property or any interest therein to a Person other than Borrower, Parent or a Wholly-Owned Guarantor, (B) the termination of any Major Agreement with respect to such Pool Property unless the same has been, or promptly following such termination will be, replaced by a Major Agreement approved in accordance with Section 7.7(c) or 7.23 (as applicable), (C) such Property shall become subject to any Lien that is not a Permitted Lien (other than a Lien that is or shall be contested as permitted under Section 7.3), (D) the execution and delivery of any agreement described in clause (ii) of the definition of “Unencumbered Pool,” (E) any default by the lessee under any Ground Lease affecting such Property that, if not cured, would permit the lessor to terminate such Ground Lease (provided, however, that, notwithstanding that Borrower shall be required to provide notice of such default, such default shall constitute a Removal Event only if not cured within the applicable grace or cure period provided for in such Ground Lease), (F) any casualty or condemnation of which Borrower is required to give notice under Section 7.10 (provided, however, that, notwithstanding that Borrower shall be required to give such notice, such casualty or condemnation shall constitute a Removal Event only if Administrative Agent so elects as provided in Section 7.10), (G) the discovery or occurrence of any material structural defect or material title defect or (H) the discovery or occurrence of any violation of any Hazardous Material Laws. Upon the occurrence of any Removal Event with respect to a Pool Property, such Property shall be removed from the Unencumbered Pool effective upon such Removal Event and shall cease to be a Pool Property.

(b) Within ten (10) days after the first to occur of Borrower’s notice under paragraph (a) or a Removal Event, Borrower shall deliver to Administrative Agent a revised Borrowing Base Certificate, prepared on the basis of the financial information and results contained in the Borrowing Base Certificate then most recently delivered hereunder, but adjusted to exclude from the Unencumbered Pool and the determination of the Borrowing Base the Property so removed from the Unencumbered Pool.

(c) Within twenty (20) days after the date on which such Borrowing Base Certificate is required to be delivered or, in the case of a Removal Event voluntarily incurred by Borrower, Parent or a Wholly-Owned Subsidiary, within one (1) Business Day of such Removal Event, Borrower shall repay outstanding Advances to the extent required to reduce the outstanding balance of the Loans to an amount that does not exceed the Borrowing Base (as adjusted as provided in paragraph (b)) and any Fixed Rate Price Adjustment payable by reason of such principal payment.

4.4 ACCELERATION OF SEASONED DATE. Borrower may, by written notice to Administrative Agent, irrevocably designate as the Seasoned Date for any Property a date that is earlier than the Seasoned Date for such Property specified in Schedule 2, by Administrative Agent pursuant to Section 4.1 or in the applicable Unencumbered Pool Supplement (as applicable) but in no event shall such date be a date that is earlier than the date on which such notice is given. Administrative Agent shall promptly notify Lenders of the contents of any such notice.

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ARTICLE 5. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lenders’ entry into this Agreement, Borrower represents and warrants to Administrative Agent and Lenders (except as set forth in Schedule 6):

5.1 FORMATION AND GOOD STANDING. Each of Borrower, Parent and their Subsidiaries is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary except where the failure to so qualify would not result in a Material Adverse Change and has all requisite corporate, partnership or limited liability company power and authority to conduct its business and to own and lease its properties.

5.2 AUTHORITY. Borrower has the requisite power, capacity and authority to perform its obligations hereunder and under the other Loan Documents and Other Related Documents to which it is a party, and each other Loan Party has the requisite power, capacity and authority to perform its obligations under the Loan Documents and Other Related Documents to which it is a party.

5.3 BINDING OBLIGATIONS. Borrower and each other Loan Party is authorized to execute, deliver and perform its obligations under, and has duly executed and delivered, the Loan Documents to which it is a party, and such obligations are valid and binding obligations of Borrower or the applicable other Loan Party enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

5.4 ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Administrative Agent all Organizational Documents of Borrower, the other Loan Parties and of such other entities as provided for on Exhibit B, and all such Organizational Documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent (except for amendments or modifications which are made after the Effective Date and of which copies are furnished to Administrative Agent in accordance with Section 7.8).

5.5 PARENT.

(a) HHC GP Corporation is Borrower’s sole general partner, and Parent owns 100% of the outstanding capital stock of HHC GP Corporation.

(b) Parent owns not less than 80% of the limited partnership interests in Borrower.

(c) Schedule 7 hereto accurately sets forth the number of shares of common stock and preferred stock of Parent that are issued and outstanding as of the Effective Date, all of which are duly and validly issued, fully paid and nonassessable. The issuance and sale of such stock have been registered in accordance with applicable federal and state securities laws, or were issued pursuant to exemptions therefrom.

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(d) Parent meets the requirements for taxation as a REIT under the Code.

5.6 NO LEGAL BAR; NO CONSENT. Neither the execution and delivery of this Agreement by Borrower or of any of the Loan Documents by Borrower or any other Loan Party nor the consummation of the transactions contemplated hereby or thereby will, with or without notice and/or lapse of time: (a) constitute a breach of any of the terms and provisions of, or constitute a default under, any notice, contract, document, instrument, agreement or undertaking to which Borrower or any Loan Party is a party or to which Borrower’s or any Loan Party’s property is subject, except where such breach could not reasonably be expected to result in a Material Adverse Change; (b) accelerate or constitute an event entitling the holder of any Indebtedness of Borrower or any Loan Party to accelerate the maturity of any such Indebtedness; (c) conflict with or result in a breach of any writ, order, injunction or decree against Borrower or any Loan Party of any court or governmental agency or instrumentality, whether national, state, local or other except where such conflict or breach could not reasonably be expected to result in a Material Adverse Change; or (d) conflict with or be prohibited by any Requirements of Law, except where the violation of such Requirement of Law could not reasonably be expected to result in a Material Adverse Change. No consent of any other Person not heretofore obtained and no consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or other Person whatsoever is required in connection with the valid execution, delivery or performance by Borrower of this Agreement or by Borrower or any other Loan Party of any other Loan Documents or any other documents required to be executed and delivered hereunder or thereunder, or in connection with any other transaction contemplated by this Agreement or any other Loan Documents.

5.7 COMPLIANCE. Each of Borrower, Parent and their Subsidiaries (i) is in compliance with all Requirements of Law and other requirements applicable to its business, except where such noncompliance could not reasonably be expected to result in a Material Adverse Change and (ii) has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all material filings, registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, except where the failure to obtain the same could not reasonably be expected to result in a Material Adverse Change.

5.8 LITIGATION. Except as disclosed on Schedule 8 attached hereto and made a part hereof, there are no claims, actions, suits or proceedings pending, or to the best of Borrower’s knowledge threatened, against Borrower or any other Loan Party or affecting any Pool Property (except for claims for personal injury or property damage that are covered by insurance and, in the case of actions or proceedings that have been commenced, have been tendered to the insurer for defense and with respect to which the insurer has not denied coverage) before any Governmental Authority or arbitrator that, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

5.9 FINANCIAL CONDITION. All financial statements and financial information heretofore delivered to Administrative Agent by Borrower, Parent or any other Loan Party, including, without limitation, information relating to the financial condition of Borrower, Parent or any of their Subsidiaries and their Properties, fairly and accurately represent the financial

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condition of the subject thereof in all material respects and, with respect to all financial statements (but not necessarily other financial information), have been prepared in accordance with GAAP. Borrower acknowledges and agrees that Administrative Agent or any Lender may request and obtain additional information from third party credit reporting agencies or any such similar service regarding any of the above, including, without limitation, credit reports.

5.10 NO MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change since the dates of the latest financial statements furnished to Administrative Agent.

5.11 ACCURACY. To the best of Borrower’s knowledge, all reports and Major Agreements delivered to Administrative Agent by Borrower, Parent or any of their Subsidiaries concerning the Pool Properties are accurate and correct in all material respects and sufficiently complete to give Lenders true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

5.12 NO DEFAULTS. No Default or Potential Default exists, and neither Borrower, Parent nor any of their Subsidiaries is in default under any contract, agreement, lease or other document (including without limitation any Major Agreement) by which it or its Properties or other assets are bound, which default could reasonably be expected to result in a Material Adverse Change.

5.13 TITLE TO PROPERTIES. Borrower, Parent or the applicable Subsidiary has good, marketable and insurable title to each Property purported to be owned by it (or, in the case of the leasehold estate under a Ground Lease, a good, valid and insurable leasehold estate), subject only to the Permitted Liens or Liens not likely to result in a Material Adverse Change, and Borrower, Parent or the applicable Subsidiary or Operating Lessee has a good and sufficient title to or a valid leasehold interest in all FF&E and other personal property (except such as may be owned by the Manager as provided in the applicable Management Agreement) necessary for the continued operation of such Property in the ordinary course.

5.14 TAX LIABILITY; OTHER CLAIMS. Each of Borrower, Parent and their Subsidiaries has paid and discharged (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Properties or other assets that are material in amount (except for Contested Items), and (b) all lawful claims that are material in amount which, if unpaid, could reasonably be expected to result in a Material Adverse Change (except for Contested Items).

5.15 PENSION PLANS. All Plans are in compliance in all material respects with all provisions of ERISA applicable thereto. No Termination Event has occurred with respect to any Plan, and each Plan is in compliance with and been administered in accordance with applicable provisions of ERISA and the Code applicable thereto. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with ERISA and the Code applicable thereto. Neither Parent, Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any

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Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither Parent, Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

5.16 GROUND LEASES. Each Ground Lease relating to any Property of Borrower, Parent or any of their Subsidiaries is in full force and effect and, in the case of any Ground Lease relating to any Pool Property, has not been materially modified or amended (except for such amendments as have been entered into, and furnished to Administrative Agent, prior to the Effective Date and any amendments entered into after the Effective Date that are approved in writing by Administrative Agent). There exists no default by the lessee under any Ground Lease relating to any Pool Property that has continued beyond the applicable grace or cure period provided for in such Ground Lease and that would permit the lessor to terminate such Ground Lease. All rents, additional rent and other sums currently due and payable under each Ground Lease relating to any Pool Property have been paid in full.

5.17 BUSINESS LOAN; MARGIN STOCK.

(a) The Advances hereunder constitute a business loan transaction solely for the purpose of carrying on the business of Borrower.

(b) No proceeds of Advances will be used to purchase or carry any margin stock in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

5.18 INVESTMENT COMPANY ACT. Neither Borrower, Parent nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.19 SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES. Schedule 9 hereto correctly sets forth as of the date hereof, and each updated Schedule 9 delivered pursuant to Section 8.1(h) sets forth as of the last day of the applicable fiscal quarter, (i) the names and jurisdictions of incorporation or formation of all Subsidiaries and Unconsolidated Affiliates in which Borrower, Parent or any of their Subsidiaries has an Equity Interest as of the date of this Agreement, (ii) the names of the Persons that own Equity Interests in each Subsidiary and the percentage interests owned by each such Person and (iii) the name of the Loan Party or Subsidiary that owns an Equity Interest in each Unconsolidated Affiliate and the percentage interest owned by it. Except as described in Schedule 9 and except for Investments permitted under this Agreement that are made after the Effective Date and described in the updates of Schedule 9 furnished by Borrower from time to time pursuant to Section 8.1(i), neither Borrower nor Parent nor any of their Subsidiaries owns any Equity Interest in any Person. All outstanding shares of capital stock or other Equity Interests, as the case may be, of each Subsidiary and each Unconsolidated Affiliate that are owned by Borrower, Parent or any of their Subsidiaries are (1) (except as described in Schedule 9) owned beneficially by Borrower, Parent or one or more of their Subsidiaries, free and clear of all Liens (other than Permittted Liens), claims, encumbrances

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and rights of others, and (2) in the case of Equity Interests in each Subsidiary, duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities laws and other Requirements of Law.

5.20 CONDITION OF PROPERTIES. Except as disclosed in writing to Administrative Agent, to the best of Borrower’s knowledge, (a) each Property (including mechanical and other building systems and FF&E therein) is in good repair, working order and condition, (b) each Property is free of any structural defects and (c) there is not any material deferred maintenance with respect to any Property (including mechanical and other building systems and FF&E therein) that, in the case of clauses (a), (b) or (c), individually or in the aggregate, has resulted in, or could reasonably be expected to result in, any Material Adverse Change.

5.21 CASUALTIES; CONDEMNATION. None of the Properties has been adversely affected (except for effects that have been substantially repaired or corrected) by any fire, casualty, strike, lockout or other labor disturbance, any riot or civil disturbance, any action by any police or armed forces, any termination or cancellation of permits or concessions by any Governmental Authority, or any condemnation or taking by eminent domain or other similar action that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, any Material Adverse Change.

5.22 INSURANCE. Borrower, Parent or the applicable Subsidiary carry the insurance provided for in Section 7.4(c).

5.23 POOL PROPERTIES. Each of the Properties included in the Unencumbered Pool satisfies all of the criteria for inclusion in the Unencumbered Pool.

5.24 TAX SHELTER REGULATIONS. Neither Borrower, Parent nor any of their Subsidiaries intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower or any other party to the Loans determines to take any action inconsistent with such intention, Borrower will promptly notify Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lenders will maintain the lists and other records, including the identity of the applicable party to the Loans to the extent required by such Treasury Regulation.

ARTICLE 6. HAZARDOUS MATERIALS

6.1 SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as follows:

(a) Hazardous Materials. Except as set forth in the applicable Environmental Assessment, none of the Pool Properties is or has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or

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presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, or fungus, mold, mildew, spores or other biological or microbial agents the presence of which could reasonably be expected to adversely affect human health, impair occupancy or materially adversely affect the value or utility of the applicable Pool Property, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used, generated, stored, treated, released, discharged, disposed of, transported or present in the ordinary course of operation and maintenance of the applicable Pool Property which are used, generated, stored, treated, released, discharged, disposed of, transported or present in accordance with all applicable environmental laws, ordinances and regulations.

(b) Hazardous Materials Laws. Except as set forth in the applicable Environmental Assessment, each of the Pool Properties is in material compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c) Hazardous Materials Claims. Except as set forth in the applicable Environmental Assessment, there are no material claims or actions by any Governmental Authority or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws (“Hazardous Materials Claims”) pending or threatened against any Pool Property or against Borrower, Parent, or any of their Subsidiaries relating to any Pool Property.

(d) No Material Adverse Change. Without limitation of the foregoing provisions of this Section 6.1, there are (i) no Hazardous Materials present on any of the Properties, (ii) no violations of any Hazardous Materials Laws at any Property or (iii) no claims or actions by any Governmental Authority relating to Hazardous Materials Laws pending or threatened against Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates that (in the case of clauses (i), (ii) and (iii), taken as a whole) have resulted in or could reasonably be expected to result in a Material Adverse Change.

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6.2 HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a) No Hazardous Activities. Borrower shall not cause or permit any Pool Property owned by Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b) Compliance. Borrower, Parent and their Subsidiaries shall comply and cause all Pool Properties to comply in all material respects with all Hazardous Materials Laws.

(c) Notices. Borrower shall promptly notify Administrative Agent in writing of: (i) the discovery of any Hazardous Materials on, under or about any Pool Property that materially violates or requires reporting pursuant to any Hazardous Materials Laws or could reasonably be expected to materially adversely affect the value of such Pool Property; (ii) any knowledge by Borrower that any Pool Property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about any Pool Property, Borrower shall promptly take, or cause Parent or the applicable Subsidiary to take, at its sole expense (but without limiting its rights against third parties), all material remedial action required by any Hazardous Materials Laws or any binding judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

(e) Material Adverse Change. Without limitation of the foregoing provisions of this Section 6.2, Borrower shall, or shall cause Parent or the applicable Subsidiary to, comply and cause its Properties to comply with all Hazardous Materials Laws (including any requirements for remediation) to the extent that the failure to do so would or could reasonably be expected to result in a Material Adverse Change.

6.3 INSPECTION BY ADMINISTRATIVE AGENT. Upon reasonable prior notice to Borrower (but no more often than once per year, unless a Default has occurred and is continuing or Administrative Agent reasonably believes that the conditions hereafter described exist, and so long as any visit will not unreasonably interfere with Borrower’s or any Subsidiary’s operations), Administrative Agent, its employees and agents, may from time to time enter and inspect any Pool Property, at a time mutually acceptable to Administrative Agent and Borrower, and, if requested by Borrower, accompanied by a representative of Borrower, for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from such Property.

6.4 HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH

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ADMINISTRATIVE AGENT AND/OR ANY LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT ANY ONE OR MORE OF THE PROPERTIES OF BORROWER, PARENT OR ANY OF THEIR SUBSIDIARIES OF UNCONSOLIDATED AFFILIATES, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY INDEMNIFIED UNDER THIS PARAGRAPH. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT AND/OR ANY LENDER, UPON DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE VARIABLE RATE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTES.

ARTICLE 7. COVENANTS OF BORROWER

7.1 EXPENSES. Borrower shall promptly pay Administrative Agent upon demand (which shall be accompanied by reasonably detailed supporting documentation) (i) all reasonable costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the syndication of the credit facility under this Agreement, and (c) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Credit Agreement and repayment in full of the Loans; and (ii) all reasonable costs and expenses incurred by Administrative Agent or any Lender in connection with the enforcement or satisfaction by Administrative Agent, Lenders or Swingline Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s, Lenders’ and Swingline Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and Administrative Agent’s internal charges for review of environmental and property condition reports, in each case in connection with the Loan Documents (not to exceed $9,000 in the aggregate for such reviews in connection with the Initial Advance). If any of the services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.

7.2 ERISA COMPLIANCE. Each of Borrower, Parent and any of their Subsidiaries that are members of the Controlled Group shall at all times comply with the provisions of ERISA with respect to any Plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such Plan has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower, Parent or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

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7.3 LIENS. Borrower covenants and agrees that, except for the Permitted Liens and as may otherwise be expressly permitted under the Loan Documents (and subject to the limitations provided for therein), neither Borrower, Parent nor any of their Subsidiaries shall create or permit to exist any Lien upon or with respect to any one or more of the Properties. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower, Parent and their Subsidiaries shall have the right to contest by appropriate legal proceedings diligently prosecuted and in a manner that shall prevent interference with the use of the applicable Property for its intended purpose (i) any governmental requirement, act or action affecting any Property, (ii) any taxes or assessments imposed or assessed upon any Property or which may be or become a lien thereon, and (iii) any mechanic’s, materialman’s or other liens or claims for lien (including subordinate liens) upon any Property (all herein called “Contested Items”), and the existence of a Contested Item shall not constitute a Default hereunder, provided, that the same is contested in accordance with Section 7.24.

7.4 USE AND MAINTENANCE OF PROPERTY; INSURANCE.

(a) Borrower shall use and operate, or cause to be used and operated, each Pool Property as a Hotel under the Flag under which it is operated at the date hereof or under the Qualified Flag of a Qualified Franchisor or Qualified Manager (in the case of the Initial Pool Properties) or the Qualified Flag identified in the Unencumbered Pool Supplement or the Qualified Flag of a Qualified Franchisor or Qualified Manager with respect to such Pool Property and not change, or permit to be changed, the use of any of the Pool Properties (except for changes in ancillary uses that do not materially adversely impact the operation of such Pool Property as a Hotel in accordance with the provisions of this Agreement) without the consent of the Majority Lenders. Borrower shall maintain and operate, or cause to be maintained and operated, each Property in material compliance with all applicable Requirements of Law and maintain, or cause to be maintained, all of the material licenses, permits and approvals necessary for the continued operation of the Properties.

(b) Borrower, Parent and their Subsidiaries shall keep in all material respects all Properties owned or leased by them in good repair and working order, condition and appearance (ordinary wear and tear excepted), free of any structural defects and otherwise in a manner consistent with industry standards in the area in which such Property is located.

(c) Borrower, Parent and their Subsidiaries shall maintain insurance for their respective Properties and businesses, (1) with financially sound and reputable insurance companies or associations and must have an A.M. Best Company financial rating of not less than “A” and (2) of such types (including insurance against theft and fraud and against loss or damage by fire, flood, explosion or hazard of or to property, comprehensive public liability insurance), in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which Borrower, Parent or their applicable Subsidiaries operate or as may otherwise be required by applicable Requirements of Law. Borrower shall furnish to Administrative Agent, upon written request, reasonable information as to the insurance carried.

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7.5 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Each of Borrower, Parent and their Subsidiaries shall keep proper books, records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (a) to visit and inspect any of the Pool Properties as requested on reasonable prior notice, (b) to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon prior written notice to be given no more than once per year unless a Default has occurred that is continuing or Administrative Agent reasonably believes such books, records and accounts have not been kept in conformity with GAAP, and (c) to discuss the business, operations, Properties and financial and other condition of Borrower, Parent or any of their Subsidiaries and such Unconsolidated Affiliates in which Borrower, Parent or any of their Subsidiaries owing an interest, as reasonably requested with officers and employees of Borrower, Parent or any of their Subsidiaries and with its independent certified public accountants.

7.6 BUSINESS; INVESTMENTS. The activities of Borrower, Parent and their Subsidiaries shall be limited to the acquisition and disposition, ownership, leasing, maintenance, operation, renovation, development and re-branding of Hotels and business activities incidental thereto, and neither Borrower, Parent nor any of their Subsidiaries will make any Investments, except:

(a) extensions of trade credit and other payables in the ordinary course of business;

(b) Investments in Cash Equivalents; and

(c) Investments in Hotels and Investments incidental thereto, subject to the following limitations:

(i) The Book Value of Investments by Borrower or Parent (directly or indirectly) in Subsidiaries that are not wholly-owned Subsidiaries and in Unconsolidated Affiliates (including loans and advances to such Subsidiaries or Unconsolidated Affiliates) shall not exceed, in the aggregate at any time, 15% of Gross Asset Value;

(ii) The Book Value of Investments by Borrower or Parent (directly or indirectly) (including Investments through Unconsolidated Affiliates, joint ventures or private equity funds) in hotel properties outside of the United States shall not exceed, in the aggregate at any time, 15% of Gross Asset Value;

(iii) The Book Value of Investments by Borrower or Parent (directly or indirectly) in Land Held for Development included in Gross Asset Value shall not exceed, in the aggregate at any time, 2.5% of Gross Asset Value;

(iv) The budgeted costs of development and construction (to completion) of all Construction in Process and Land Held for Development in which Borrower and Parent have any direct or indirect Investments shall not exceed, in the aggregate at any time, 5% of Gross Asset Value;

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(v) Other Investments by Borrower or Parent (directly or indirectly) in any Equity Interests in, or in any loans or advances (other than loans or advances described in clause (vi) below) to, other Persons shall not exceed, in the aggregate at any time, 1% of Gross Asset Value;

(vi) The Book Value of Investments by Borrower or Parent (directly or indirectly) consisting of loans or advances secured by mortgages, deeds of trust, deeds to secure debt or similar instruments that are a lien on real property not improved with fully operational hotels shall not exceed, in the aggregate at any time, 5% of Gross Asset Value; and

(vii) The aggregate Book Value of Investments described in clauses (i) through (vi) above shall not exceed, in the aggregate at any time, 25% of Gross Asset Value.

7.7 MANAGEMENT, FRANCHISE AND OTHER AGREEMENTS.

(a) Borrower shall, or shall cause Parent or the applicable Subsidiary Guarantor or Operating Lessee to, perform and observe in all material respects all of the terms and conditions on its part to be performed and observed under the Major Agreements to which such Person is a party.

(b) Borrower shall, or shall cause Parent or applicable Subsidiary Guarantor or Operating Lessee to, use commercially reasonable efforts to cause each Manager to manage and operate such Person’s applicable Pool Properties in accordance with the Major Agreements relating thereto.

(c) Without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall not permit any material modification or amendment of any Management Agreement or Franchise Agreement with respect to any Pool Property. Without prior written consent of the Majority Lenders, Borrower shall not permit the termination of any Franchise Agreement or Management Agreement with respect to any Pool Property unless, prior to terminating such Management Agreement or Franchise Agreement, Borrower or the applicable Subsidiary Guarantor or Operating Lessee shall have entered into a replacement Management Agreement with a Qualified Manager or replacement Franchise Agreement with a Qualified Franchiser (as applicable), which agreement has (except as hereafter provided) been approved in writing by the Majority Lenders. Approval of a replacement Management Agreement with a Qualified Manager or replacement Franchise Agreement with a Qualified Franchisor shall not be required if the business terms of the replacement agreement are substantially the same as those contained in the agreement it is replacing and the form of agreement is substantially the same as a form of agreement so approved with respect to another Pool Property.

(d) Except for the Management Agreements and Franchise Agreements identified in Schedule 3 (in the case of the Initial Pool Properties) or in the applicable Unencumbered Pool Supplement (in the case of any Property designated for inclusion in the Unencumbered Pool after the Effective Date), Borrower covenants and agrees not to enter into, and not to permit Parent or any Subsidiary Guarantor or Operating Lessee to enter into, any license or franchise agreement with respect to any of the Pool Properties or any agreement for the management of any of the Pool Properties (except as provided in Section 7.7(c)).

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7.8 ORGANIZATIONAL DOCUMENTS. The Organizational Documents of Borrower, Parent and the other Loan Parties shall not be modified or amended in any material respect without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed. Borrower shall promptly furnish to Administrative Agent copies of all amendments of the Organizational Documents of Borrower, Parent and any other Loan Party (without respect to which Administrative Agent’s prior written consent hereto is required hereunder).

7.9 MAINTENANCE OF EXISTENCE AND GOOD STANDING. Borrower covenants and agrees that each of Borrower, Parent and their Subsidiaries shall maintain its status as a validly existing corporation, partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or formation, and shall at all times be duly qualified to do business as, and in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties or other assets makes such qualification necessary except where the failure to maintain its existence or to so qualify would not result in a Material Adverse Change.

7.10 CASUALTY; CONDEMNATION.

(a) In the event that any Pool Property is damaged by fire or other casualty (whether or not insured) or any Governmental Authority shall commence proceedings to condemn or give notice of the exercise of its right to condemn all or any part of any Pool Property, then Borrower shall promptly give notice thereof to Administrative Agent identifying the applicable Pool Property (such Pool Property being herein referred to as an “Affected Pool Property”) and describing the nature and extent of the effect on such Pool Property resulting or anticipated to result from such casualty or condemnation. If such casualty or condemnation impairs, or can reasonably be expected to impair, the value of the Affected Pool Property by an amount that exceeds 10% of its Operating Property Value, then Administrative Agent may elect, by notice to Borrower, to remove such Affected Pool Property from the Unencumbered Pool, which election shall constitute a Removal Event under Section 4.3(a).

(b) Upon completion of the restoration and commencement of full operation of any Affected Pool Property that has been removed from the Unencumbered Pool, Borrower may, subject to and in accordance with the provisions of Section 4.2, request that such Property again be included in the Unencumbered Pool.

7.11 REQUIRED NOTICES. Borrower covenants and agrees to notify Administrative Agent within ten (10) Business Days after the occurrence of any of the following: (a) any event known to Borrower (or the receipt of any notice by Borrower) that could reasonably be expected to result in a Material Adverse Change; (b) receipt by Borrower of any notice regarding any material violation of any Requirements of Law affecting Borrower or any other Guarantor or any Pool Property; or (c) the exercise of rights or remedies under any Major Agreement or the occurrence of a condition that after the giving of notice, the passage of time or both, could constitute a default (by any party thereto) under any Major Agreement.

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7.12 OPERATING LEASES. Borrower shall and shall cause the parties to each Operating Lease in respect of a Pool Property to timely perform all of their material obligations under such Operating Lease, and the same shall not be terminated, surrendered, amended, restated or otherwise modified in any material respect without the prior consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.13 FURTHER ASSURANCES. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Administrative Agent in its reasonable judgment, to carry out the purposes of this Agreement and the other Loan Documents.

7.14 ASSIGNMENT. Without the prior written consent of all Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lenders would not make the Loans except in reliance on Borrower’s and Parent’s expertise, reputation and prior experience in owning and operating hotels, and Lenders’ knowledge of Borrower and Parent.

7.15 REQUIREMENTS OF LAW. Borrower, Parent and their Subsidiaries shall comply in all material respects with all Requirements of Law.

7.16 RESTRICTED PAYMENTS. Neither Borrower, Parent nor any Subsidiary Guarantor will make any Restricted Payment, except that:

(a) provided no Default has occurred and is continuing or would result therefrom, Parent may make cash payments to its shareholders with respect to common stock (including in connection with the repurchase of stock) which, together with the previous such cash payments in the same fiscal year, are not in excess of the greater of (i) ninety-five percent (95%) of the Funds From Operations during such fiscal year and (ii) the amount required (on an annualized basis) for Parent to maintain its status as a REIT under the Code;

(b) provided no Default has occurred and is continuing or would result therefrom, Borrower shall be entitled to make cash distributions to its partners, including Parent;

(c) a Subsidiary of Borrower may make a Restricted Payment to Borrower and, provided no Default has occurred and is continuing or could result therefrom, to any other Person;

(d) the limited partners of Borrower shall, to the extent provided for in Borrower’s limited partnership agreement, be entitled to exchange limited partnership interests in Borrower for Parent’s stock or to redeem such interests for cash;

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(e) Borrower shall be entitled to issue limited partnership interests in Borrower in exchange for ownership interests in any Person that becomes a Subsidiary or Unconsolidated Affiliate that owns a Property to the extent such Investment is permitted hereunder; and

(f) provided no Default has occurred and is continuing or would result therefrom, Parent may pay cash dividends to the holders of its preferred stock.

Notwithstanding the foregoing, but subject to the following sentence, if a Default shall have occurred and be continuing, Parent shall not declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount that exceeds the minimum amount necessary for Parent to maintain its status as a REIT. If a Default specified in Section 9.1(a) or Section 9.1(f) of this Agreement shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Loans have been accelerated pursuant to Section 9.2 of this Agreement, Parent shall not, and shall not permit Borrower or any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to Borrower or any of its Subsidiaries.

7.17 GUARANTIES FROM FUTURE SUBSIDIARIES; RELEASE OF GUARANTORS.

(a) Borrower shall promptly secure the execution and delivery of the Subsidiary Guaranty (or, after the Effective Date, a Supplemental Guaranty) from each Subsidiary of Borrower and each Subsidiary of Parent, in each case whether now existing, or formed or organized after the date hereof or in which Borrower, Parent or any of their Subsidiaries acquires any Equity Interest after the date hereof; provided that any Exempt Subsidiary shall not be required to deliver a Subsidiary Guaranty (or Supplemental Guaranty). Each Subsidiary (other than an Exempt Subsidiary) that does not deliver the Subsidiary Guaranty on the Effective Date shall execute and deliver a Supplemental Guaranty within ten (10) Business Days after (i) such Subsidiary acquires any material assets or (ii) Borrower, Parent or another Subsidiary acquires an Equity Interest in such Subsidiary (as applicable), provided, however, that Borrower may defer the delivery of such Supplemental Guaranty by such Subsidiary if, within the ten (10) Business Day period during which such Supplemental Guaranty would otherwise be required to be delivered, Borrower notifies Administrative Agent in writing that such Subsidiary has incurred or intends to incur, within eighty (80) days of such notice, Indebtedness that would cause such Subsidiary be an Exempt Subsidiary, in which event such Supplemental Guaranty shall be required to be delivered at the end of such 80-day period if such Indebtedness has not yet been incurred or such later date to which Administrative Agent may, in its discretion, agree. Concurrently with the execution and delivery by such Subsidiary of a Supplemental Guaranty, Borrower will deliver to Administrative Agent such legal opinions and evidence of corporate or other action and authority in respect thereof as shall be reasonably requested by Administrative Agent.

(b) In the event that any Subsidiary Guarantor shall become an Exempt Subsidiary, Borrower may request the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, and provided no Default or Potential Default exists, Administrative Agent shall deliver to Borrower, within ten (10) Business Days following such request, a written release

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of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and shall so notify Lenders. If such Subsidiary was the owner of a Pool Property prior to such release, such Property shall cease to be included in the Unencumbered Pool.

(c) Borrower shall not cause or permit the Organizational Documents of any Subsidiary (whether heretofore or hereafter formed) to include provisions that would cause such Subsidiary to be an Exempt Subsidiary unless required by the terms of any agreement between Borrower, Parent or such Subsidiary and a third party this is not an Affiliate of Borrower, Parent or such Subsidiary.

7.18 USE OF PROCEEDS. Borrower shall use the proceeds of the Advances (a) in the case of the Initial Advance, for repayment of the obligations under the Prior Loan Agreement and (b) in the case of any Advance, for general corporate or other business purposes, including without limitation the repayment of Indebtedness, property acquisitions and capital expenditures. Borrower will not use, or permit the use of, any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) or for any purpose not permitted hereunder.

7.19 LIMITATIONS ON FUNDAMENTAL CHANGES.

(a) Neither Borrower, Parent nor any of the Subsidiary Guarantors will enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary Guarantor of Borrower or Parent may be merged or consolidated (i) with or into Borrower or Parent, provided that Borrower or Parent shall be the continuing or surviving entity, or (ii) with or into any one or more Subsidiaries of Borrower or Parent, provided that, the continuing or surviving entity shall (unless it is or becomes an Exempt Subsidiary) also be a Subsidiary Guarantor or become a Subsidiary Guarantor on the effective date of such merger or consolidation; and

(b) Neither Borrower nor Parent shall convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets.

7.20 TRANSACTIONS WITH AFFILIATES. Neither Borrower, Parent nor any of the Subsidiary Guarantors will enter into any transaction, including any purchase, sale, lease (other than an Operating Lease) or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, or is upon fair and reasonable terms no less favorable to Borrower, Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

7.21 NO NEGATIVE PLEDGES. Neither Borrower, Parent nor any Subsidiary Guarantor will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in (a) the Loan Documents, (b) agreements which evidence or secure Indebtedness secured by Liens permitted under this Agreement so long as such prohibition applies only to the assets subject to such Lien, (c) any contract for the sale of such property or assets, and (d) covenants contained in existing agreements described in Schedule 10.

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7.22 COVENANTS WITH RESPECT TO REIT. Parent shall at all times be a publicly-traded REIT on the New York Stock Exchange, the American Stock Exchange or NASDAQ and shall at all times maintain its status as a REIT under Section 856 of the Code.

7.23 GROUND LEASES.

(a) Borrower, Parent or the applicable Subsidiary shall perform its obligations under each Ground Lease affecting any Property in accordance with the terms and provisions thereof.

(b) Borrower, Parent or the applicable Subsidiary shall not cause or permit (i) any material amendment or modification of any Ground Lease affecting any Pool Property without the prior written approval of the Majority Lenders (which approval shall not be unreasonably withheld, conditioned or delayed), or (ii) the termination of any Ground Lease affecting any Pool Property (other than in connection with purchase of a fee interest), in each case without the prior written approval of a replacement Ground Lease by the Majority Lenders.

(c) Borrower shall promptly give notice to Administrative Agent of any event or occurrence that, with notice or passage of time or both, would constitute an event of default under any Ground Lease affecting any Pool Property and shall promptly furnish to Administrative Agent a copy of any notice given or received by Borrower, Parent or the applicable Subsidiary pursuant to any Ground Lease relating to any Pool Property alleging any breach or default by either party thereunder.

7.24 PAYMENT OF TAXES, ETC. Each of Borrower, Parent and their Subsidiaries shall pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Properties or other assets that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Requirements of Law become a Lien upon their Properties or other assets; provided, however, that neither Borrower, Parent nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (i) that is being contested in good faith and by appropriate proceedings, (ii) with respect to which reserves in conformity with GAAP have been provided, (iii) if such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Property and no portion of any Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) neither Administrative Agent nor any Lender could become subject to any civil or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (v) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

7.25 AGREEMENTS RESTRICTING DISTRIBUTIONS FROM SUBSIDIARIES. Borrower will not, nor will it permit Parent or any of the Subsidiary Guarantors to, enter into any agreement which limits distributions to or any advance by any of the Subsidiary Guarantors to Borrower or Parent except for (a) the Loan Documents, (b) prohibitions on transfers contained in any contract for the sale of property or assets entered into by a Subsidiary Guarantor and (c) covenants contained in existing agreements described in Schedule 10.

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7.26 LEVERAGE RATIO. The Leverage Ratio shall not at any time exceed 60%.

7.27 NEW PROPERTY RATIO. The New Property Ratio shall not exceed (a) 50% at any time from and after January 1, 2007 through and including the Original Maturity Date or (b) 40% at any time after the Original Maturity Date.

7.28 SECURED DEBT RATIO. The ratio (expressed as a percentage) of Secured Debt to Gross Asset Value shall not exceed (a) 50% at any time from and after the Effective Date through and including December 31, 2006 or (b) 45% at any time after December 31, 2006.

7.29 FIXED CHARGE COVERAGE RATIO. The ratio of EBITDA to Fixed Charges for any period of four consecutive fiscal quarters shall not be less than (a) 1.30 to 1.00 determined as of the last day of any fiscal quarter after the Effective Date through and including December 31, 2006 or (b) 1.50 to 1.00 determined as of the last day of any fiscal quarter after December 31, 2006.

7.30 UNSECURED INTEREST COVERAGE RATIO. The ratio of Unencumbered Adjusted NOI to Unsecured Interest Expense for any period of four consecutive fiscal quarters determined as of the last day of any fiscal quarter shall not at any time be less than 2.00 to 1.00.

7.31 RATIO OF UNSECURED DEBT TO UNENCUMBERED PROPERTY VALUE. The ratio (expressed as a percentage) of Unsecured Debt to the Operating Property Value of all Pool Properties in the aggregate shall not at any time exceed 55%.

7.32 TANGIBLE NET WORTH. Tangible Net Worth shall at all times exceed the sum of (a) $419,459,000, plus (b) 80% of the net cash proceeds or value derived from the issuance or sale of equity securities of Parent or partnership units of Borrower after December 31, 2005 (net of equity securities redeemed with such proceeds), plus (c) an amount equal to 80% of the market value of any equity securities of Parent or partnership units of Borrower at the time the same are used to pay for any assets acquired by Borrower, Parent or any of their Subsidiaries after December 31, 2005.

ARTICLE 8. REPORTING COVENANTS

8.1 FINANCIAL INFORMATION. Borrower shall furnish (or cause to be furnished) to Administrative Agent, the following financial statements and information at the following times:

(a) As soon as available, and in any event within 90 days after the close of each fiscal year of Parent, a consolidated balance sheet and income statement of Parent and its Subsidiaries (including Borrower and its Subsidiaries), as of the end of such fiscal year, together with a related consolidated statement of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, audited by KPMG or by independent certified public accountants of recognized national standing reasonably acceptable to

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Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner, except for qualifications resulting from changes in GAAP and required or approved by Parent’s independent certified public accountants.

(b) As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter (except when such fiscal quarter is the last fiscal quarter of the fiscal year) of such fiscal year of Parent, the unaudited consolidated balance sheet and income statement of Parent and its Subsidiaries (including Borrower and its Subsidiaries), as of the end of such quarter, together with a related unaudited consolidated statement of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, accompanied by a certificate of an authorized financial officer of Parent to the effect that such consolidated statements are true and correct and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(c) Within thirty (30) days after the end of each fiscal quarter of each fiscal year of Parent, with respect to each Pool Property an operating statement for each Pool Property for the preceding calendar quarter (prepared in accordance with GAAP), certified as true, correct and complete by an authorized financial officer of Parent, together with: (i) a comparison of the results for such quarter with (A) the projections for such quarter contained in the budget and business plan and (B) the actual results for the same calendar quarter in the immediately preceding calendar year; (ii) an operating statement for the twelve-month period ending with such quarter, together with a comparison of such operating statement with (A) the projections for such twelve-month period contained in the budget and business plan and (B) the actual results for the twelve-month period ending with the same calendar quarter in the immediately preceding calendar year; and (iii) an operating statement showing year-to-date results for the period ending with such quarter, together with a comparison of such operating statement with (A) the projections for such year-to-date period contained in the budget and business plan and (B) the actual results for the year-to-date period ending with the same calendar quarter in the immediately preceding calendar year. The quarterly operating statement and the items referred to in clauses (i), (ii) and (iii) shall include, for the applicable periods, a breakdown of sales, revenues and operating expenses, the calculation of Adjusted NOI, house profit, average daily room rate, average occupancy, and revenue per available room.

(d) Within thirty (30) days after the end of each calendar quarter, the most recent Smith Travel Research Star Reports comparing each Pool Property to its competitive set.

(e) Within ninety (90) days of the end of each fiscal year, profit and loss operating statements for such fiscal year, budgets for the current fiscal year and the planned capital expenditure budget for each Property owned by Borrower, Parent or any of their Subsidiaries.

(f) Within forty-five (45) days of the end of each fiscal quarter, a certificate of an authorized senior officer of Parent that Parent continues to be qualified as a REIT under the Code.

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(g) Within thirty (30) days of receipt of same by Borrower or any Subsidiary Guarantor or Operating Lessee, copies of all material reports of any Manager or Franchisor with respect to any Pool Property.

(h) Within forty-five (45) days of the end of each fiscal quarter, an update of Schedule 9 (reflecting any changes therein since the most recent such Schedule delivered hereunder) and a certificate of an authorized senior officer of Borrower that the representations and warranties in Section 5.19 are true and correct (as applied to such updated Schedule 9).

(i) Promptly and in any event within 10 Business Days after the filing thereof, copies of all documents that Parent files with the United States Securities and Exchange Commission relating to any equity offering or shelf registration.

(j) As soon as possible and in any event (i) within 30 days after Parent, Borrower or any member of a Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after Parent, Borrower or any member of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of Parent describing such Termination Event and the action, if any, which the Parent, Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by Parent, Borrower or any member of a Controlled Group from the PBGC, copies of each notice received by Parent, Borrower or any such member of such Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by Parent, Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by Parent, Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

(k) Such other financial information and reports with respect to Borrower, Parent or any of their Subsidiaries or Unconsolidated Affiliates (to the extent available) or any Properties owned by any of them as Administrative Agent or any Lender may from time to time reasonably require.

All of the foregoing financial statements, certificates and reports shall be in form and detail reasonably acceptable to Administrative Agent.

8.2 BORROWING BASE CERTIFICATE. Within thirty (30) days after the close of each fiscal quarter of each fiscal year, Borrower shall provide a Borrowing Base Certificate properly completed to provide all information required to be included thereon or attached thereto.

8.3 COMPLIANCE CERTIFICATE. Within thirty (30) days after the close of each fiscal quarter of each fiscal year, Borrower shall provide a Compliance Certificate properly completed to provide all information required to be included thereon or attached thereto.

8.4 KNOWLEDGE OF DEFAULT; ETC. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of any

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Default or Potential Default. In the case of any Potential Default, such notice shall include, as applicable, the affirmative steps which Borrower has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject event, circumstance or condition.

8.5 PROCEEDINGS. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any proceeding against or affecting Borrower, Parent or any of their Subsidiaries or any Property, including any eminent domain or other condemnation proceedings affecting any Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has resulted in or could reasonably be expected to result in a Material Adverse Change, which notice shall contain such information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matters.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1 DEFAULT.

The occurrence of any one or more of the following shall constitute an event of default (hereinafter, “Default”) under this Agreement and the other Loan Documents:

(a) Monetary. Borrower’s failure to pay (i) any principal of any Loan when due under this Agreement, the Notes or under any of the other Loan Documents (including without limitation principal amounts payable under Sections 2.9 and 4.3(c)), (ii) any sums payable under this Agreement, the Notes or the other Loan Documents at maturity (by acceleration or otherwise) or (iii) except or as otherwise provided above, any sum payable under this Agreement, the Notes or the other Loan Documents within five (5) Business Days of the later of (A) the date when such payment is due or (B) written notice (which may include the invoice for such payment) that such payment is due; or

(b) Performance of Obligations. The failure of any Loan Party within thirty (30) days after written notice to cure any non-monetary default hereunder (or under any other Loan Document) for which no other grace period is specifically provided herein or therein; provided, however, that: (i) if such default is not susceptible of cure within such thirty (30) day period, such thirty (30) day period shall be extended to a ninety (90) day period, but only if (A) such Loan Party shall commence such cure within such thirty (30) day period and shall thereafter prosecute such cure to completion, diligently and without delay, and (B) no other Default or Potential Default shall have occurred; and (ii) the grace period provided in this section shall in no event apply to any default relating to (A) maintaining the insurance required hereunder, (B) the payment of money to any Person, (C) the fraudulent or intentional misapplication of any funds (including, but not limited to, insurance and condemnation proceeds, rents and other revenues received by Borrower), (D) Sections 9.1(c) through 9.1(n) of this Agreement or (E) any other Default for which this Agreement or the applicable Loan Document specifically provides that no period of grace shall be applicable; or

(c) Use. The prohibition, enjoining or interruption of Borrower’s, Parent’s or any Subsidiary Guarantor’s or Operating Lessee’s right to occupy, operate, use or rent any Pool Property for a continuous period of more than thirty (30) days (other than by reason of any casualty or condemnation); or

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(d) Liens, Attachment. (i) The recording of any claim of Lien (other than a Permitted Lien) against any Pool Property and the continuance of such claim of Lien for thirty (30) days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Administrative Agent; or (ii) the sequestration or attachment of, or any levy or execution upon any Pool Property, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e) Representations and Warranties. The material breach of any representation or warranty of any Loan Party in any of the Loan Documents on the date made or deemed to have been made; or

(f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Parent for relief under the Bankruptcy Code or any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law (each such law, including the Bankruptcy Code, a “Debtor Relief Law”); (ii) the filing of any pleading or an answer by Borrower or Parent in any involuntary proceeding under any Debtor Relief Law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s or Parent’s insolvency; (iii) a general assignment by Borrower or Parent for the benefit of creditors; (iv) Borrower or Parent applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Parent or any of its property; or (v) Borrower or Parent takes any action authorizing any of the foregoing; or

(g) Involuntary Bankruptcy. The failure of Borrower or Parent to effect a full dismissal of any involuntary petition under any Debtor Relief Law that is filed against Borrower or Parent or in any way restrains or limits Borrower, Parent, Administrative Agent or Lenders regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

(h) Partners; Guarantors. The occurrence of any of the events specified in Section 9.1(f) or Section 9.1(g) as to any Guarantor or other Loan Party (other than Borrower or Parent); or

(i) Encumbrances; Change in Control. If all or any portion of any direct or indirect interest in Borrower (excluding (A) partnership interests in Borrower owned by any Person other than Parent and (B) stock in Parent) is pledged, hypothecated or encumbered or any Change in Control occurs, all whether voluntarily, involuntarily, by operation of law or otherwise; or

(j) Judgments. Borrower, Parent or any of their Subsidiaries shall fail, prior to delinquency, to pay, bond or otherwise discharge one or more judgments or orders (except to the extent stayed on appeal) for the payment of money in excess of $10,000,000 in the aggregate; or

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(k) Indebtedness. Failure of Borrower, Parent or any Subsidiary Guarantor to pay when due any Material Indebtedness (beyond the applicable grace period with respect thereto, if any); or the default by Borrower, Parent or any Subsidiary Guarantor in the performance of any term, provision or condition contained in any Material Indebtedness Agreement or any other event shall occur or condition exist, which default, event or condition results in such Material Indebtedness becoming due prior to its stated maturity or in the termination of any commitment to lend under any Material Indebtedness Agreement prior to its stated expiration date or any Material Indebtedness of Borrower, Parent or any Subsidiary Guarantor shall be declared to be due and payable or the repurchase, prepayment, defeasance or redemption thereof shall be required prior to the stated maturity thereof; or

(l) ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Parent or Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Parent, Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by Parent or Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $1,000,000 at the time of such event or upon occurrence of such condition; or

(m) Loan Documents. Any Loan Documents shall for any reason cease to be valid and binding on any Loan Party that is a party thereto or any such Loan Party shall so state in writing (except as contemplated herein in respect of the Subsidiary Guaranty); or

(n) Additional Defaults. If at any time (i) there is a violation of Section 7.7(c), 7.7(d), 7.14, 7.16, 7.18, 7.19, or 7.23(b) of this Agreement or (ii) a violation of Section 7.26, 7.27, 7.28, 7.29, 7.30, 7.31 or 7.32 of this Agreement that is not cured within thirty (30) days after the occurrence thereof.

9.2 ACCELERATION UPON DEFAULT; REMEDIES.

(a) Upon the occurrence of any Default specified in Section 9.1(f) or (g), all Loans and all other sums owing to Lenders and Administrative Agent under the Notes, this Agreement and the other Loan Documents shall be immediately due and payable and all Commitments shall terminate. Upon the occurrence of any other Default specified in this Article 9, Administrative Agent may, and upon the direction of the Requisite Lenders shall, declare all Loans and all other sums owing to Lenders and Administrative Agent under the Notes, this Agreement and the other Loan Documents immediately due and payable and all Commitments shall terminate.

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(b) Except as otherwise provided in any Loan Document, Borrower waives: grace; presentment; demand; notice of dishonor; notice of default or delinquency; notice of intent to accelerate; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any Loan or any other sums owing under the Notes.

9.3 REPAYMENT OF FUNDS ADVANCED. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Notes from the date the funds were expended.

9.4 RIGHTS CUMULATIVE, NO WAIVER. All of Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent and Lenders at any time and from time to time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Administrative Agent and Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 10. ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

10.1 APPOINTMENT AND AUTHORIZATION.

(a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b) Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders (or, where this Agreement so specifies, the Majority Lenders) in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders (or, where this Agreement so specifies, the Majority Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

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(c) Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 8. Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

(e) As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, Administrative Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

10.2 WELLS FARGO AS LENDER. Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to

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account therefor to the other Lenders. Further, Administrative Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding Borrower, other Loan Parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.

10.3 LOAN DISBURSEMENTS.

(a) Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 10.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business (Pacific time) on the Business Day immediately preceding the Borrowing Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 10.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b) Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (or to such bank and account in such other place) as Administrative Agent may designate, not later than 9:00 A.M. (Pacific time) on the Borrowing Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of the applicable request for disbursement of a Fixed Rate Loan or one (1) Business Day following Lender’s receipt of the applicable request for disbursement of a Variable Rate Loan.

(c) Nothing in this Section 10.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Borrowing Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to

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perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

10.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a) Subject to Section 10.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within one (1) Business Day, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Revolving Loans or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender, provided, however, that all payments in respect of Swingline Loans shall be paid to the Swingline Lender. Administrative Agent shall promptly distribute, but in any event within one (1) Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement or Facility Increase Supplement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of each prior Revolving Loan disbursement which was previously a Non-Pro Rata Advance, or all other applicable Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms

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hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Alternate Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

10.5 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Revolving Loans from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of any Revolving Loan by Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Revolving Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loan the outstanding principal amount of such Revolving Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loan was made, then such payment shall be applied to such Revolving Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Revolving Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loan then due and payable to the respective Lenders.

10.6 SHARING OF PAYMENTS, ETC. Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Revolving Loans, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Revolving Loans, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Revolving Loans of the payments on account of such

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obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender held such interest as a direct lender rather than as a participant.

10.7 APPROVALS OF LENDERS. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

10.8 NOTICE OF DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to the Lenders.

10.9 ADMINISTRATIVE AGENT’S RELIANCE, ETC. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of

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the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; or (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.10 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to

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Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “Lender liability” suit or claim brought against Administrative Agent and/or the Lenders, and any claim or suit brought against Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

10.11 LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide

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any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.

10.12 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and Borrower. In addition, the Lenders (other than the Adminstrative), acting unanimously, may remove Administrative Agent in the event that Administrative Agent commits gross negligence or willful misconduct in the performance of its duties thereunder. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder or removal as Administrative Agent, the provisions of this Article 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving Borrower and each Lender prior written notice.

10.13 TITLED AGENTS. Each Lender designated as a Documentation Agent assumes no responsibility or obligation hereunder in its capacity as Documentation Agent, including, without limitation, for servicing, enforcement or collection of the Loans, nor any duties as an agent hereunder for the Lenders. The title given to the Documentation Agent is solely honorific and implies no fiduciary responsibility on the part of the Documentation Agent to Administrative Agent, any Lender, Borrower or any other Loan Party and the use of such titles does not impose on the Documentation Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent to any rights other than those to which any other Lender is entitled.

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ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1 INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER, THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ADMINISTRATIVE AGENT OR ANY LENDER MAY INCUR AS A RESULT OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS BUT SPECIFICALLY EXCLUDING LIABILITIES INCURRED AS A RESULT OF ADMINISTRATIVE AGENT’S OR SUCH LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. BORROWER SHALL PROMPTLY PAY TO ADMINISTRATIVE AGENT OR SUCH LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE VARIABLE RATE. BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER SHALL SURVIVE CANCELLATION OF THE NOTES.

11.2 FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

11.3 NO THIRD PARTIES BENEFITED. No person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

11.4 NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). Notices shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, Federal Express or other overnight delivery service, or by delivering same in person to the intended addressee. Notice so mailed shall be effective on the earlier of its receipt or three (3) Business Days after its deposit; notice given in any other manner shall be effective only if and when received by the addressee; provided, however, that non-receipt of any notice as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of fifteen (15) Business Days’ prior notice to the other parties in the manner set forth hereinabove.

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11.5 SETOFF. Subject to Section 10.6 and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Administrative Agent, each Lender and each Participant is hereby authorized by Borrower, at any time or from time to time while a Default exists, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of Administrative Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any indebtedness at any time held or owing by Administrative Agent, such Lender or any affiliate of Administrative Agent or such Lender, to or for the credit or the account of Borrower against and on account of any of the Loans or other obligations of Borrower under the Loan Documents, irrespective of whether or not any or all of the Loans and all other obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2, and although such obligations shall be contingent or unmatured.

11.6 ACTIONS. Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect any Property, the Loan Documents or the Other Related Documents and Borrower shall promptly reimburse Administrative Agent or such Lender upon demand for all such reasonable expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

11.7 INTENTIONALLY OMITTED.

11.8 RELATIONSHIP OF PARTIES. The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assume any responsibility or duty to Borrower or to any third party with respect to any Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

11.9 DELAY OUTSIDE LENDER’S CONTROL. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any act of God or other cause or event beyond Administrative Agent’s or such Lender’s reasonable control (specifically excluding, however, the lack of available funds).

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11.10 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any reasonable fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall promptly pay to Administrative Agent or such Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the Variable Rate.

11.11 IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds.

11.12 AMENDMENTS AND WAIVERS.

(a) Generally. Except as otherwise expressly provided in this Agreement (including without limitation Section 11.12(b)), (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between Borrower and Administrative Agent) may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between Borrower and Administrative Agent) may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6(c), up to a maximum of three times per calendar year.

(b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or Administrative Agent at the written direction of the Lenders), do any of the following:

(i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 11.13) or subject the Lenders to any additional obligations (except, in each case, for any Additional Commitment of a Lender pursuant to a Facility Increase Supplement);

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loan;

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(iii) reduce the amount of any fees payable to the Lenders hereunder (except that any change in fees payable to Administrative Agent for its own account shall not require the consent of any Lender other than Administrative Agent);

(iv) postpone any date fixed for any payment of principal of, or interest on, any Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or any Guarantor;

(v) change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 11.13 or as a result of a Facility Increase);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definitions of the terms “Majority Lenders” or “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under a Guaranty (except as provided in Section 7.17(b));

(ix) waive a Default or Event of Default under Section 9.1(a); or

(x) effect any change, approval or waiver that specifically requires the consent of all Lenders under this Agreement (including Section 7.14, the second sentence of Section 10.12 and Section 11.13(a)).

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No amendment, waiver or consent unless in writing and signed by Swingline Lender in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Swingline Lender under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

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11.13 SUCCESSORS AND ASSIGNS.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an Affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant” ) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of it obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on any Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Assignments. Any Lender may with the prior written consent of Administrative Agent and Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an Affiliate of any Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such

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assignment, the transferor Lender shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower, or any of its respective Subsidiaries.

(d) Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on any Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning Borrower or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants but shall advise them that any such information that is not publicly available is confidential). In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

11.14 CERTAIN ALLOWED DISCLOSURES. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not

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applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents or Other Related Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and Other Related Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents and Other Related Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

11.15 CAPITAL ADEQUACY.

(a) Borrower’s Obligation to Pay. If any Lender or any Participant or Assignee in any Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, such Participant or such Assignee, or any corporation controlling such Lender, such Participant or such Assignee, as a consequence of, or with reference to, such Lender’s, such Participant’s or such Assignee’s or such corporation’s commitments or its making or maintaining advances below the rate which such Lender, such Participant or such Assignee or such corporation controlling such Lender, such Participant or such Assignee could have achieved but for such compliance (taking into account the policies of such Lender, such Participant or such Assignee or corporation with regard to capital), then (without duplication of any other obligation of Borrower under the Loan Documents) Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender, such Participant or such Assignee, pay to such Lender, such Participant or such Assignee additional amounts sufficient to compensate such Lender, such Participant or such Assignee or such corporation controlling such Lender, such Participant or such Assignee to the extent that such Lender, such Participant or such Assignee in good faith determines such increase in capital is allocable to such Lender’s, such Participant’s or such Assignee’s obligations to Borrower hereunder. A certificate as to such amounts, submitted to Borrower by such Lender, such Participant or such Assignee, shall be conclusive and binding for all purposes, absent manifest error.

(b) Replacement of Lender. If any Lender or any Participant or Assignee requests compensation under Section 11.15(a) that is not requested by other Lenders, Participants or Assignees, then, provided no Default has occurred that is continuing, Borrower may, at its sole expense and effort, upon notice to the applicable Lender or Assignee (or the Lender that has entered into the Participation Agreement with such Participant) and to Administrative Agent (i) require the Lender or Assignee requesting such compensation to assign and delegate, without recourse, in accordance with and subject to the limitations contained in Section 11.13(c) (except that either Borrower or the Eligible Assignee to which such assignment shall be made shall pay the fee provided for therein) its rights and obligations hereunder to an Eligible Assignee

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approved by Borrower and Administrative Agent (which approval shall not be unreasonably withheld) that shall assume such rights and obligations and shall pay (or cause to be paid) to such Lender or Assignee the outstanding principal amount of the Loans then held by it hereunder and all other obligations owing to it under the Loan Documents or (ii) in the case of a Participant requesting such compensation, require the Participant to assign and delegate (without recourse) its rights and obligations under its participant agreement to a replacement Participant approved by the Lender party to such participation agreement, which replacement Participant shall assume such rights and obligations and shall pay (or cause to be paid) to the assigning Participant the outstanding principal amount of its participation interest in the Loans and all other obligations owing to it by reason of such participation interest. A Lender or Assignee or Participant shall not be required to make such assignment and delegation if, prior thereto, such Lender, Participant or Assignee shall waive its claim for the compensation theretofore claimed under Section 11.15(a).

11.16 LENDER’S AGENTS. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable, in accordance with Section 7.1.

11.17 INTENTIONALLY OMITTED.

11.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

11.19 SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent

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jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, any amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable (other than as addressed in Section 2.15), Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

11.20 TIME. Time is of the essence of each and every term of this Agreement.

11.21 HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

11.22 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS. This Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the District of Columbia except to the extent preempted by United States federal law. Administrative Agent or Lenders may bring any action or proceeding to enforce or arising out of this Agreement in any court of competent jurisdiction. If Administrative Agent or Lenders commence such an action in a court located in the District of Columbia, or the United States District Court for the District of Columbia, Borrower hereby agrees that it will submit and does hereby irrevocably submit to the personal jurisdiction of such courts and will not attempt to have such action dismissed, abated, or transferred on the ground of forum non conveniens or similar grounds; provided, however, that nothing contained herein shall prohibit Borrower from seeking, by appropriate motion, to remove an action brought in a District of Columbia court to the United States District Court for the District of Columbia. If such action is so removed, however, Borrower shall not seek to transfer to any other district any action which Administrative Agent or Lenders originally commence in such federal court. Any action or proceeding brought by Borrower arising out of this Agreement shall be brought solely in a court of competent jurisdiction located in the District of Columbia or in the United States District Court for the District of Columbia.

Borrower agrees that a summons and complaint or equivalent documents commencing an action or proceeding in any court shall be validly and properly served and shall confer personal jurisdiction over Borrower if served to Corporation Service Company, 1090 Vermont Ave. NW, Washington, DC 20005 or Carol Weld King, Esq., Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, DC 20004, each of whom Borrower hereby designates and appoints as Borrower’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in such action or proceeding in any such court. Borrower shall be sent, by certified mail to Borrower’s notice address as provided herein, a copy of such summons and complaint at the time of service upon either of such agents; provided, however, that any such copy shall be sent solely as a courtesy to Borrower and its failure to receive such copy shall in no way affect the validity and propriety of the service made on Borrower through such agent. Borrower waives any objection which it may now or hereafter have to venue of any such action

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or proceeding and waives any right to seek removal of any action or proceeding commenced in accordance herewith. Borrower agrees that if it desires to make any change in its agents for service, such change shall be subject to Administrative Agent’s written approval, which approval shall not be unreasonably withheld.

11.23 USA PATRIOT ACT NOTICE; COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Administrative Agent may from time to time request, and Borrower shall provide to Administrative Agent, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent or any Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

11.24 INTEGRATION; INTERPRETATION. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral, including without limitation any application, term sheet or commitment letter. The Loan Documents shall not be modified except by written instrument executed by all parties (except to the extent that this Agreement provides that the same may be modified by less than all of the Lenders). Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent (or, to the extent this Agreement provides that the same require approval of the Majority Lenders, Requisite Lenders or all Lenders, by the Majority Lenders, Requisite Lenders or all Lenders (as applicable)) in writing.

11.25 COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

11.26 ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including the internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 2 and (B) Lender has not notified Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in

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its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particulate notices or communications. Documents or notices delivered pursuant to procedures electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto, provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 A.M. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Sections 8.2 and 8.3 to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Sections 8.2 and 8.3, Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed this Agreement as of the date appearing on the first page of this Agreement.

“BORROWER”

HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership		Borrower’s Address:

By: HHC GP CORPORATION, a Maryland corporation, its General Partner

Highland Hospitality, L.P.

8405 Greensboro Drive, Suite 500

McLean, VA 22102

Attention: General Counsel

And

Highland Hospitality, L.P.

8405 Greensboro Drive, Suite 500

McLean, VA 22102

Attention: Chief Financial Officer

By:	/s/ Douglas W. Vicari
Name:
Title:	EVP, CFO & Treasurer

Loan No. 102919

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender		Administrative Agent’s Address:

Wells Fargo Bank, N.A. c/o Real Estate Group 1750 H Street, NW, Suite 400
By:	/s/ Mark F. Monahan	Washington, D.C. 20006
	Mark F. Monahan	Attention: Manager, Loan
	Vice President	Administration Department

With a copy to:

Wells Fargo Bank, N.A. Real Estate Group 420 Montgomery Street, Sixth Floor San Francisco, CA 94111 Attention: Chief Credit Officer Real Estate Group

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SCHEDULE 1

Pro Rata Shares

Schedule 1 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

Lender	Commitment	Pro Rata Share
WELLS FARGO BANK, NATIONAL ASSOCIATION	$60,000,000	40.0%
PNC BANK, NATIONAL ASSOCIATION	$25,000,000	16.6666666666%
ALLIED IRISH BANKS, p.l.c.	$22,500,000	15.0%
THE BANK OF NEW YORK	$22,500,000	15.0%
MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services, Inc.. a Delaware corporation	$20,000,000	13.3333333333%

TOTALS	$150,000,000	100%

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SCHEDULE 2

Properties

Schedule 2 to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

Hotel Property	Location	Keys	OPV	Classification
Seasoned Properties
Portsmouth Renaissance and Conference Center	Portsmouth, VA	249	$17,874,000	Seasoned
Sugar Land Marriott and Conference Center	Houston, TX	300	43,724,000	Seasoned
Hilton Garden Inn Virginia Beach Town Center	Virginia Beach, VA	176	21,724,000	Seasoned
Hilton Tampa Westshore	Tampa, FL	238	34,028,000	Seasoned
Hilton Garden Inn BWI Airport	Linthicum, MD	158	21,790,000	Seasoned
Dallas/Fort Worth Airport Marriott	Dallas, TX	491	76,471,000	Seasoned
Courtyard Savannah Historic District	Savannah, GA	156	30,359,000	Seasoned
Residence Inn Tampa Downtown	Tampa, FL	109	13,889,000	Seasoned
Omaha Marriott	Omaha, NE	299	38,476,000	Seasoned
Courtyard Denver Airport	Denver, CO	202	24,117,000	Seasoned
Plaza San Antonio Marriott	San Antonio, TX	252	39,036,000	Seasoned
Sheraton Annapolis	Annapolis, MD	196	21,978,000	Seasoned
Hyatt Regency Savannah	Savannah, GA	347	42,867,000	Seasoned

Total Seasoned Properties		3,173	$426,333,000

			Property Investment		Seasoned Date
New Properties
Churchill Hotel	Washington, D.C.	144	48,750,000	New	12/31/06
Hilton Parsippany	Parsippany, NJ	510	78,000,000	New	12/31/07
Crowne Plaza Atlanta-Ravinia	Atlanta, GA	495	69,500,000	New	12/31/06
Hyatt Regency Wind Watch Long Island	Hauppauge, NY	360	59,000,000	New	12/31/06
Courtyard Boston Tremont	Boston, MA	322	42,500,000	New	06/30/07
Radisson Mount Laurel (Marriott Conversion)	Mt. Laurel, NJ	283	16,750,000	New	06/30/07
Barcelo Tucancun Beach	Cancun, Mexico	332	31,000,000	New	12/31/07
Wyndham Palm Springs	Palm Springs, CA	410	57,000,000	New	12/31/06
Hilton Boston Back Bay	Boston, MA	385	110,000,000	New	12/31/06
Westin Princeton at Forrestal Village	Princeton, NJ	294	53,500,000	New	12/31/06
Total New Properties		3,535	566,000,000

Operating Property Value (Seasoned and New)		6,708	$992,333,000

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SCHEDULE 3

Initial Pool Properties

Schedule 3 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

Hotel Property	Location	Keys	OPV	Seasoned/ New	Seasoned Date
Churchill Hotel • Management Agreement between HHC TRS Highland LLC and Crestline Hotels & Resorts, Inc.	Washington, D.C.	144	$38,179,000	Seasoned	N/A

Sugar Land Marriott and Conference Center • Management Agreement between HHC TRS Sugar Land LLC and Crestline Hotels & Resorts, Inc., as amended by the First Amendment to Management Agreement • Re-licensing Franchise Agreement between Marriott International, Inc. and HHC TRS Sugar Land LLC, as amended by the First Amendment to Marriott Hotel Re-licensing Franchise Agreement and Settlement and Release of Claims	Houston, TX	300	43,724,000	Seasoned	N/A

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Hotel Property	Location	Keys	OPV	Seasoned/ New	Seasoned Date

Hilton Garden Inn Virginia Beach Town Center

•      Management Agreement between HHC TRS OP LLC and Crestline Hotels & Resorts, Inc., as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio

•      Franchise License Agreement between Hilton Inns, Inc. and A/H BCC Virginia Beach Hotel, LLC, as assumed and amended by the Assumption of, and Amendment to, License Agreement between HHC TRS OP LLC and Hilton Inns, Inc. and as further assigned, assumed and amended by the Assignment and Assumption of, and Amendment to, License Agreement among HHC TRS OP LLC, HHC TRS LC Portfolio LLC and Hilton Inns, Inc.

	Virginia Beach, VA	176	21,724,000	Seasoned	N/A

Plaza San Antonio Marriott • Management Agreement between HHC TRS OP LLC and Crestline Hotels & Resorts, Inc., as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio LC • Re-licensing Franchise Agreement between Marriott International, Inc. and HHC TRS OP LLC, as assigned and assumed pursuant to the Assignment and Assumption of Franchise Documents among HHC TRS OP LLC, Highland Hospitality, L.P., HHC TRS LC Portfolio LLC and HH Texas Hotel Associates, L.P.	San Antonio, TX	252	39,036,000	Seasoned	N/A

Loan No. 102919

Hotel Property	Location	Keys	OPV	Seasoned/ New	Seasoned Date
Radisson Hotel Mount Laurel • Management Agreement between HHC TRS OP LLC and Sage Client 280 LLC for Radisson Hotel Mount Laurel, as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC, HHC TRS LC Portfolio LLC and consented to by Sage Client 280 LLC • License Agreement between Radisson Hotels International, Inc. and HHC TRS OP LLC, as assigned and assumed pursuant to the Assignment and Assumption of License Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio LLC	Mount Laurel, NJ	283	16,750,000	New	6/30/2007

Omaha Marriott • Management Agreement between HHC TRS OP LLC and Crestline Hotels & Resorts, Inc. as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio LLC • Franchise Agreement between Marriott International Inc. and HHC TRS OP LLC as assigned and assumed pursuant to the Assignment and Assumption of Franchise Documents among Highland Hospitality, L.P., HHC TRS LC Portfolio LLC and HH LC Portfolio LLC	Omaha, NE	299	38,476,000	Seasoned	N/A

Loan No. 102919

Hotel Property	Location	Keys	OPV	Seasoned/ New	Seasoned Date
Residence Inn Tampa Downtown • Management Agreement between HHC TRS OP LLC and McKibbon Management LLC, as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio LLC • Franchise Agreement between Marriott International Inc. and HHC TRS OP LLC, as assigned and assumed pursuant to the Assignment and Assumption of Franchise Documents among HHC TRS OP LLC, Highland Hospitality, L.P., HHC TRS LC Portfolio LLC and HH LC Portfolio LLC	Tampa, FL	109	13,889,000	Seasoned	N/A

Courtyard Savannah Historic District • Management Agreement between HHC TRS OP LLC and McKibbon Management LLC, as assigned and assumed pursuant to the Assignment and Assumption of Management Agreement between HHC TRS OP LLC and HHC TRS LC Portfolio LLC • Amended and Restated Franchise Agreement between Marriott International, Inc. and HHC TRS OP LLC	Savannah, GA	156	30,359,000	Seasoned	N/A

Total Pool Properties		1,719	$242,137,000

Loan No. 102919

SCHEDULE 4

Permitted Liens

Schedule 4 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

NONE

Loan No. 102919

SCHEDULE 5

Subsidiary Guarantors

Schedule 5 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

HHC GP Corporation, a Maryland corporation (“HHC GP”)

HHC Texas GP LLC, a Delaware limited liability company (“HHC Texas GP”)

HHC TRS Holding Corporation, a Maryland corporation (“HHC TRS Holding”)

HH Princeton LLC, a Delaware limited liability company (“HH Princeton”)

HHC TRS Princeton LLC, a Delaware limited liability company (“HHC TRS Princeton”)

HH Churchill Hotel Associates, L.P., a Delaware limited partnership (“Churchill”)

HHC TRS GP LLC, a Delaware limited liability company (“HHC TRS GP”)

HHC TRS Highland LLC, a Delaware limited liability company (“HHC TRS Highland”)

HH Texas Hotel Associates, L.P., a Delaware limited partnership (“HH Texas”)

HH DFW Hotel Associates, L.P., a Delaware limited partnership (“HH DFW”)

HH LC Portfolio LLC, a Delaware limited liability company (“HH LC”)

HHC TRS LC Portfolio LLC, a Delaware limited liability company (“HHC TRS LC”)

HHC TRS OP LLC, a Delaware limited liability company (“HHC TRS OP”)

HH Annapolis Holding LLC, a Delaware limited liability company (“HH Annapolis Holding”)

HH Annapolis LLC, a Delaware limited liability company (“HH Annapolis”)

HH Palm Springs LLC, a Delaware limited liability company (“HH Palm Springs”)

HH Boston Back Bay LLC, a Delaware limited liability company (“HH Boston”)

HH Mexico Holding LLC, a Delaware limited liability company (“HH Mexico Holding”)

HH Mexico LLC, a Delaware limited liability company (“HH Mexico”)

HHC TRS Mexico Holding One LLC, a Delaware limited liability company (“HHC TRS Mexico One”)

HHC TRS Mexico Holding Two LLC, a Delaware limited liability company (“HHC TRS Mexico Two”)

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SCHEDULE 6

Exceptions to Representations and Warranties

Schedule 6 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

The following are excluded from all representations and warranties made in Article 5:

HHC TRS Mexico, S. De R.L. De C.V. (“HHC TRS Mexico”) and the Barcelo Tucancun Beach property, located in Cancun, Mexico and leased by HHC TRS Mexico.

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SCHEDULE 7

Parent Stock

Schedule 7 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

As of the Effective Date, there are 51,802,343 common equity shares and 3,200,000 Series A preferred shares of Parent issued and outstanding.

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SCHEDULE 8

Litigation Disclosure

Schedule 8 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

NONE

Loan No. 102919

SCHEDULE 9

Subsidiaries and Unconsolidated Affiliates

Schedule 9 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

Subsidiaries:

Entity Name	Jurisdiction of Incorporation or Formation	Equity Interest Owner(s); Percentage Interest
Highland Hospitality L.P.	Delaware	Highland Hospitality Corporation –98.89% LP

HHC GP Corporation – .1% GP

Barcelo Crestline – 1.01% LP

HHC GP Corporation	Maryland	Highland Hospitality Corporation – 100%

HHC TRS Holding Corporation	Maryland	Highland Hospitality L.P. – 100%

HHC Texas GP LLC	Delaware	Highland Hospitality L.P. – 100%

HH Tampa Westshore LLC	Delaware	Highland Hospitality L.P. – 100%

HHC TRS Tampa LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Savannah LLC	Delaware	Highland Hospitality L.P. – 100%

HHC TRS Savannah LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Baltimore Holdings LLC	Delaware	Highland Hospitality L.P. – 100%

HH Baltimore LLC	Delaware	HH Baltimore Holdings LLC – 100%

HH TRS Baltimore LLC	Delaware	HHC TRS Holding Corporation – 100%

HH FP Portfolio Holding LLC	Delaware	Highland Hospitality L.P. – 100%

HH FP Portfolio LLC	Delaware	HH FP Portfolio Holding LLC – 100%

HHC TRS FP Portfolio Holding LLC	Delaware	HHC TRS Holding Corporation – 100%

HHC TRS FP Portfolio LLC	Delaware	HHC TRS FP Portfolio Holding LLC – 100%

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Entity Name	Jurisdiction of Incorporation or Formation	Equity Interest Owner(s); Percentage Interest
HH Princeton LLC	Delaware	Highland Hospitality L.P. – 100%

HHC TRS Princeton LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Churchill Hotel Associates, L.P.	Delaware	Highland Hospitality L.P. – 99% LP

HHC TRS GP LLC – 1% GP

HHC TRS GP LLC	Delaware	HHC TRS Holding Corporation – 100%

HHC TRS Highland LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Texas Hotel Associates, L.P.	Delaware	Highland Hospitality L.P. – 99.9% LP

HHC Texas GP LLC – .1% GP

HH DFW Hotel Associates, L.P.	Delaware	Highland Hospitality L.P. – 99.9% LP

HHC Texas GP LLC – .1% GP

HHC LC Portfolio LLC	Delaware	Highland Hospitality L.P. – 100%

HHC TRS LC Portfolio LLC	Delaware	HHC TRS Holding Corporation – 100%

Portsmouth One LLC	Delaware	Highland Hospitality L.P. – 90%

Portsmouth Two LLC – 10%

Portsmouth Two LLC	Delaware	HHC TRS Holding Corporation – 100%

Portsmouth Hotel Associates LLC	Delaware	Portsmouth One LLC – 1%

Highland Hospitality L.P. – 99%

HH TRS Portsmouth LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Denver LLC	Delaware	Highland Hospitality L.P. – 100%

HH TRS OP LLC	Delaware	HHC TRS Holding Corporation – 100%

HH Annapolis Holding LLC	Delaware	Highland Hospitality L.P. – 100%

HH Annapolis LLC	Delaware	HH Annapolis Holding LLC

HH Palm Springs LLC	Delaware	Highland Hospitality L.P. – 100%

HH Boston Back Bay LLC	Delaware	Highland Hospitality L.P. – 100%

Loan No. 102919

Entity Name	Jurisdiction of Incorporation or Formation	Equity Interest Owner(s); Percentage Interest
HHC Mexico Holding LLC	Delaware	Highland Hospitality L.P. – 100%

HH Mexico LLC	Delaware	HH Mexico Holding LLC – 100%

HHC TRS Mexico Holding One LLC	Delaware	HHC TRS Holding Corporation – 100%

HHC TRS Mexico Holding Two LLC	Delaware	HHC TRS Holding Corporation – 100%

HHC TRS Mexico, S. De R.L. De C.V.	Mexico	HHC TRS Mexico Holding One - 99%

HHC TRS Mexico Holding Two – 1%

Unconsolidated Affiliates:

None.

Loan No. 102919

SCHEDULE 10

Negative Pledges

Schedule 10 to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

NONE

Loan No. 102919

EXHIBIT A

PRICING GRID

Exhibit A to CREDIT AGREEMENT among HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

Leverage Ratio	Applicable Margin for Fixed Rate Loans	Applicable Margin for Variable Rate Loans
< 40%	1.50%	0
≥ 40% < 45%	1.60%	0
≥ 45% < 50%	1.75%	0.25%
≥ 50% < 55%	1.95%	0.50%
≥ 55% < 60%	2.25%	0.75%

The Applicable Margin shall be determined in accordance with the foregoing table based on the Leverage Ratio as reflected in the then most recent annual or quarterly financial statements of Borrower delivered pursuant to Section 8.1(a) or (b) (the “Financial Statements”). Adjustments, if any, to the Applicable Margin resulting from changes in the Leverage Ratio shall be effective five (5) Business Days after Administrative Agent has received the applicable Financial Statements. If Borrower fails to deliver the Financial Statements to Administrative Agent at the time required pursuant to Section 8.1, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five (5) Business Days after such Financial Statements are so delivered.

A-1

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EXHIBIT B

DOCUMENTS

Exhibit B to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower,” WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent,” and various Lenders, dated as of February 24, 2006.

A.	Loan Documents. The documents listed below, numbered 1 through 4 inclusive, and amendments, modifications, restatements and supplements thereto which have received the prior written consent of Administrative Agent, together with any documents executed in the future that are approved by Administrative Agent and that recite that they are “Loan Documents” for purposes of this Agreement, are collectively referred to herein as the Loan Documents.

1.	Credit Agreement

2.	The following Promissory Notes:

(a)	Note payable to Wells Fargo Bank in the principal amount of $60,000,000

(b)	Note payable to PNC Bank, National Association, in the principal amount of $25,000,000

(c)	Note payable to Allied Irish Banks, p.l.c. in the principal amount of $22,500,000

(d)	Note payable to The Bank of New York in the principal amount of $22,500,000

(e)	Note payable to Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, in the principal amount of $20,000,000

(f)	Swingline Note payable to Wells Fargo Bank in the principal amount of $10,000,000

3.	Guaranty executed by Parent (Parent Guaranty)

4.	Guaranty executed by Subsidiary Guarantors (Subsidiary Guaranty)

B.	Other Related Documents (Which Are Not Loan Documents):

1.	Transfer Authorizer Designation

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2.	Copies of the following documents, certified by Borrower to be true, accurate, complete and in full force and effect:

(a)	Operating Lease for each Pool Property

(b)	Management Agreement for each Pool Property

(c)	Franchise Agreement for each Pool Property, as applicable;

(d)	Ground Lease for each applicable Pool Property

3.	The following documents with respect to Highland Hospitality L.P. (Borrower):

(a)	Certificate of limited partnership

(b)	Certified copy of limited partnership agreement

(c)	Borrowing authorization

(d)	Certificate of good standing – Delaware

4.	The following documents with respect to Highland Hospitality Corporation (Parent):

(a)	Certified copy of articles of incorporation

(b)	Certified copy of by-laws

(c)	Certified resolutions

(d)	Certificate of good standing – Maryland

5.	The following documents with respect to each Subsidiary Guarantor and each Subsidiary GP that is a limited liability company:

(a)	Certified copy of articles of formation

(b)	Certified copy of operating agreement

(c)	Authorization to deliver Subsidiary Guaranty (from its board of managers or other similar governing persons)

(d)	Incumbency certificate

(e)	Certificate of good standing – state of formation

(f)	Certificate of authority to do business – state in which applicable Properties is located

Loan No. 102919

6.	The following documents with respect to each Subsidiary Guarantor and each Subsidiary GP that is a limited partnership:

(a)	Certificate of limited partnership

(b)	Certified copy of limited partnership agreement

(c)	Authorization to deliver Subsidiary Guaranty (partners’ consent)

(d)	Certificate of good standing – state of formation

(e)	Certificate of authority to do business – state(s) in which applicable Properties are located

7.	The following documents with respect to each Subsidiary Guarantor and each Subsidiary GP that is a corporation:

(a)	Certified copy of articles of incorporation

(b)	Certified copy of by-laws

(c)	Certified resolutions

(d)	Incumbency certificate

(e)	Certificate of good standing – state of incorporation

8.	Legal opinions from counsel to Loan Parties

Loan No. 102919

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit C to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, and as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of                     ,     , between                              (“Assignor”) and                              (“Assignee”).

RECITALS:

A. Assignor is a Lender under the Loan Agreement dated as of              (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among                     , a                      (“Borrower”), the persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”). (Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.)

B. Currently, Assignor’s Percentage Share of the Loan is equal to             % and Assignee’s Percentage Share of the Loan is equal to             %. Assignor desires to assign to Assignee, and Assignee desires to accept and assume, [all/a portion] of the rights and obligations of Assignor under the Credit Agreement.

C. Assignor desires to assign to Assignee, and Assignee desires to accept and assume, a portion of the rights and obligations of Assignor under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Assignment.

(a) Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of [all/a portion of] of Assignor’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents, including without limitation those relating to Assignor’s Pro Rata Share of the Loan. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.

Loan No. 102919

(b) The “Assigned Share” means the portion of Assignor’s Percentage Share in the Loan being assigned hereby, such portion being equal to             % of the Loan (or $             of Commitment). The new Percentage Share of Loan being held by Assignee (after giving effect to the assignment hereunder), and the Percentage Share in the Loan retained by Assignor, shall be as specified on the signature pages of this Agreement

2. Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

3. Effectiveness. This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

4. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee, and the assumption by Assignee, of the Assigned Rights and Obligations, on the Assignment Effective Date Assignee shall pay to Assignor such amounts as are specified in any written agreement or exchange of letters between them and additionally shall pay to Administrative Agent an assignment processing fee of $

5. Allocation and Payment of Interest and Fees.

(a) Administrative Agent shall pay to Assignee all interest and other amounts (including Fees, except as otherwise provided in the written agreement referred to in Section 4 above) not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b) Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date (or otherwise pursuant to the written agreement referred to in Section 4 above) when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

(c) Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue under Section 10.12 of the Loan Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

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6. Administrative Agent Liability. Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent’s willful misconduct or gross negligence.

7. Representations and Warranties.

(a) Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:

(i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iv) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

(b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any Lien or other encumbrance.

(c) Assignee represents and warrants to Assignor as follows:

(i) Assignee is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;

(ii) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and

(iii) Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

8. No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:

(a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents

Loan No. 102919

or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(b) the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or

(c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Loan Party.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

9. Assignee Bound By Loan Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by Assignee to comply with Assignee’s assumed obligations thereunder, including, without limitation, Assignee’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement, (b) agrees to be bound by the Loan Agreement to the same extent as it would have been if it had been an original Lender thereunder, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

10. Assignor Released From Loan Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and, to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c) of this Agreement.

11. New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes executed by Borrower, dated the Assignment Effective Date and in the amount of the respective Pro Rata Shares of Assignor and Assignee in the original Loan amount, after giving effect to this Agreement, are issued to Assignor and Assignee, in exchange for the surrender by Assignor and Assignee to Borrower of any applicable outstanding Notes, marked “Exchanged”.

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12. General.

(a) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(b) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(c) If Assignor has not assigned its entire remaining Pro Rata Share of the Loan to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of Assignor’s remaining Pro Rata Share of the Loan.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent and (subject to the provisions of Section 11.13) Borrower. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.

(e) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.

(f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of                     .

(i) [Foreign Withholding. On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 11.13(d) of the Loan Agreement.]

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Loan No. 102919

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Its:

Pro Rata Share: %
Share of Original Loan: $

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

ASSIGNEE:

By:
Name:
Its:

Pro Rata Share: %
Share of Original Loan: $

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

Loan No. 102919

ACKNOWLEDGED AND AGREED:

BORROWER:	,
a

By:
Name:
Its:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Its:

Loan No. 102919

EXHIBIT D

FORM OF BORROWING BASE CERTIFICATE

Exhibit D to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

To: Administrative Agent under the Credit Agreement described below

This Certificate is furnished pursuant to Section 8.2 of that certain Credit Agreement (as amended, modified, renewed or extended from time to time, the “Agreement”) between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent” and various Lenders, dated as of February 24, 2006. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

The undersigned hereby certifies that Schedule 1 attached hereto sets forth the calculation of the Borrowing Base, as of this      day of                     , 200  .

The foregoing certification is made by the undersigned for and on behalf of Borrower, and the undersigned shall have no personal liability under this Certificate.

By:
Name:
Title:
Highland Hospitality, L.P.

D-1

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EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Exhibit E to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

CERTIFICATE OF BORROWER

To: Administrative Agent and Lenders party to the Credit Agreement described below

This Certificate is furnished pursuant to Section 8.3 of that certain Credit Agreement (as amended, modified, renewed or extended from time to time, the “Agreement”) between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent” and various Lenders, dated as of February 24, 2006. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the                                                   of Borrower.

2. I have reviewed the terms of the Agreement and the other Loan Documents, and I have made a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such financial statements for the period ending                     , 200  , and such review has not disclosed the existence during or at the end of such accounting period, nor do I have knowledge of the existence as of the date of this certificate, of any condition or event which constitutes a Default or a Potential Default, [or, if any such condition or event existed or exists, this certificate shall specify the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.]

3. Schedule I attached hereto sets forth financial data and computations required to establish compliance with the covenants contained in Sections 7.6, 7.16, 7.26, 7.27, 7.28, 7.29, 7.30, 7.31 and 7.32 of the Agreement as of the [last day of the quarter covered by the financial statements], all of which data and computations are true, complete and correct in all material respects.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the operating statements delivered with this Certificate in support hereof, are made and delivered this      day of                     , 200  .

E-1

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The foregoing certifications are made by the undersigned for and on behalf of Borrower, and the undersigned shall have no personal liability under this Certificate.

E-2

EXHIBIT F

FORM OF FACILITY INCREASE SUPPLEMENT

Exhibit F to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

FACILITY INCREASE SUPPLEMENT

This Facility Increase Supplement (this “Supplement”) dated as of                     , 200  , is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

Reference is made to that certain Credit Agreement dated as of February 24, 2006, by and among Highland Hospitality, L.P., a Delaware limited partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the “Credit Agreement”).

Pursuant to Section 2.12 of the Credit Agreement, the Borrower has requested an increase in the Aggregate Commitment from $             to $            . Such increase in the Aggregate Commitment is to become effective on             , 200   (the “Increase Date”), In connection with such requested increase in the Aggregate Commitment, Borrower, Administrative Agent and the lenders identified in Schedule I (each an “Accepting Lender”) hereby agree as follows:

1. ACCEPTING LENDERS’ COMMITMENTS. Effective as of the Increase Date, (a) the Commitment of each Accepting Lender that is a Lender under the Credit Agreement prior to the execution and delivery of this Supplement shall be increased from the amount set forth on Schedule I as its “Original Commitment” to the amount set forth on Schedule I as its “New Commitment” and (b) each Accepting Lender that is not a Lender under the Credit Agreement prior to the execution and delivery of this Supplement (each, a “New Lender”) shall have a Commitment under the Credit Agreement in the amount set forth on Schedule I as its “New Commitment.”

2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDERS.

(a) Each of the Accepting Lender represents and warrants as follows:

(i) It has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Supplement;

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(ii) The making and performance of this Supplement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii) This Supplement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iv) All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Supplement have been made or obtained.

(b) Each New Lender represents and warrants as follows:

(i) It is an “Eligible Assignee” as defined in the Credit Agreement;

(ii) It has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and

(iii) it has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement.

(c) Effective on the Increase Date, each New Lender (i) shall be deemed to be a party to the Credit Agreement and, as such, shall be directly liable to Borrower for any failure by New Lender to comply with its obligations thereunder, including, without limitation, its obligation to fund its Pro Rata Share of the Revolving Loans in accordance with provisions of the Credit Agreement, (ii) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender thereunder, (iii) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, (iv) agrees to maintain its status as an Eligible Assignee and (v) appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

3. REPRESENTATIONS OF THE BORROWER. Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Potential Default and (b) all representations and warranties of Borrower made under this Credit Agreement are true and correct in all material respects.

Loan No. 102919

4. NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of each New Lender (until notice of a change is delivered) shall be the address set forth beneath its signature.

5. GENERAL.

(a) This Supplement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(b) This Supplement shall be construed and interpreted in accordance with and governed by the laws of the District of Columbia, except to the extent preempted by United States federal law.

Loan No. 102919

IN WITNESS WHEREOF, the parties hereto have executed this Supplement by their duly authorized officers as of the date first above written.

BORROWER:

HIGHLAND HOSPITALITY, LP., a
Delaware limited partnership

By:	HHC GP CORPORATION
a Maryland corporation, its General Partner

By:
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

By:
Name:
Title:

SIGNATURE PAGE OF THE UNDERSIGNED AS AN ACCEPTING LENDER UNDER THE

FACILITY INCREASE SUPPLEMENT WITH HIGHLAND HOSPITALITY, L.P.

By:
Name:
Title:

Address [required for New Lenders only]

Loan No. 102919

SCHEDULE I

ACCEPTING LENDERS AND COMMITMENTS

Accepting Lender	Original Commitment	New Commitment

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Loan No. 102919

EXHIBIT G

FORM OF FIXED RATE NOTICE

Exhibit G to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

FIXED RATE NOTICE

TODAY’S DATE:		LOAN MATURITY DATE:	February 23, 2009

TO:	WELLS FARGO BANK, N.A.	LOAN ADMINISTRATOR:
DISBURSEMENT AND OPERATIONS CENTER
	FAX # (310) 615-1014 or (310) 615-1016	RELATIONSHIP MANAGER:
ATTENTION: RATE OPTION DESK

BORROWER INTEREST RATE OPTION REQUEST

Rate Quote Line (888) 293-2362 x:472 Use One Form Per Transaction

LOAN #: 102919	BORROWER NAME: HIGHLAND HOSPITALITY, L.P.

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE: (1350)
FIXED RATE PERIOD (TERM):	(i.e. 1, 2, 3 months, etc. as allowed per Credit Agreement)

INDEX:	LIBO	RATE:	%	+	Application Margin	=	%	(1350)
			Quote		Spread		Applicable Rate

FIXED RATE ADVANCE EXPIRING ON:			_____________	$
1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:
2.	ADD: AMT TRANSFERRED FROM
	VARIABLE RATE ADVANCE	$	FROM OBLGN#:	_______	TO OBLGN# :	_______
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM
	OTHER FIXED RATE ADVANCE	$	FROM OBLGN#:	_______	TO OBLGN# :	_______
				(5522)		(5020)
ADD: AMT TRANSFERRED FROM
	OTHER FIXED RATE ADVANCE	$	FROM OBLGN#:	_______	TO OBLGN# :	_______
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO
	VARIABLE RATE ADVANCE	$	FROM OBLGN#:	_______	TO OBLGN# :	_______
				(5522)		(5020)
TOTAL FIXED RATE ADVANCE		$

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Loan No. 102919

ADMINISTRATION FEE DUE:	-0-
CHARGE FEES TO DDA#: _______	YES, charge DDA	DDA#: ________________________________________
_______	NO, to be remitted	PLEASE REMIT FEE TO: 2120 E. Park Place, Suite 100
El Segundo, CA 90245

Borrower confirms, represents and warrants to Administrative Agent and each Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Credit Agreement among Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006 (the “Credit Agreement”) and the other Loan Documents defined therein, and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Credit Agreement, and (c) that no Default or Potential Default has occurred or exists under the Credit Agreement or any other Loan Document.

REQUESTED BY (as allowed per documents): _______________________________	TELEPHONE #:	( )

PRINT NAME: ______________________________________________	FAX #:	( )

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Loan No. 102919

EXHIBIT H

FORM OF NOTE

Exhibit H to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

PROMISSORY NOTE

$	, 20

FOR VALUE RECEIVED, HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership “Borrower”) HEREBY PROMISES TO PAY to the order of                                  (“Lender”) the principal sum of                                      Dollars ($                    ), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in the Credit Agreement dated as of February 24 (as amended, supplemented or restated from time to time the “Credit Agreement”), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Note from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.

This Note is one of the Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Credit Agreement.

The principal amount of this Note, unless accelerated in accordance with Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Maturity Date.

Interest on the Loan is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

Loan No. 102919

All payments of any amount becoming due under this Note shall be made in the manner provided in the Credit Agreement, in Dollars.

Upon and after the occurrence of a Default, this Note may, without further demand, notice or legal process of any kind, be declared immediately due and payable as provided in the Credit Agreement. Upon and after the occurrence of certain Defaults identified in the Loan Agreement, this Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

This Note has been delivered and accepted in Washington, District of Columbia. This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the District of Columbia, except to the extent preempted by United States federal law.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Credit Agreement.

The provisions of Section 2.15 of the Credit Agreement are hereby incorporated herein by reference.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

[This Note is issued in replacement of a Note dated                      in the amount of $                    , previously issued by Borrower to                      pursuant to the Credit Agreement and shall evidence Revolving Loans made by                      that are outstanding as of the date hereof, together with accrued and unpaid interest thereon and other amounts payable with respect thereto, as well as future advances hereunder.]

Loan No. 102919

HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership By: HHC GP CORPORATION, a Maryland corporation, its General Partner

By:

Name:

Its:

Loan No. 102919

EXHIBIT I

FORM OF SWINGLINE NOTE

Exhibit I to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

PROMISSORY NOTE

$10,000,000	February 24, 2006

FOR VALUE RECEIVED, HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership “Borrower”) HEREBY PROMISES TO PAY to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Swingline Lender”) the principal sum of Ten Million and No/100ths Dollars ($10,000,000), or if less, the aggregate unpaid principal amount of all Swingline Loans disbursed by Lender pursuant to the requirements set forth in the Credit Agreement dated as of February 24, 2006 (as amended, supplemented or restated from time to time the “Credit Agreement”), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Note from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.

This Note is the Swingline Note referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Credit Agreement.

Each Swingline Loan advanced under the Credit Agreement shall be repaid in full on the seventh (7th) day following such advance. The unpaid principal balance of this Note, unless accelerated in accordance with Credit Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Maturity Date.

Interest on the Swingline Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

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Loan No. 102919

All payments of any amount becoming due under this Note shall be made in the manner provided in the Credit Agreement, in Dollars.

Upon and after the occurrence of a Default, this Note may, without further demand, notice or legal process of any kind, be declared immediately due and payable as provided in the Credit Agreement. Upon and after the occurrence of certain Defaults identified in the Loan Agreement, this Note shall, without any action by Swingline Lender or the other Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Swingline Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Swingline Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

This Note has been delivered and accepted in Washington, District of Columbia. This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the District of Columbia, except to the extent preempted by United States federal law.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Swingline Lender at the address and in the manner provided for in the Credit Agreement.

The provisions of Section 2.15 of the Credit Agreement are hereby incorporated herein by reference.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

HIGHLAND HOSPITALITY, L.P., a
Delaware limited partnership

By: HHC GP CORPORATION, a
Maryland corporation, its General Partner

By:

Name:

Its:

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Loan No. 102919

EXHIBIT J

FORM OF BORROWING NOTICE

Exhibit J to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

BORROWING NOTICE

                        , 200

Wells Fargo Bank, National Association

as Administrative Agent under the Credit Agreement herein described

Ladies and Gentlemen:

The undersigned, Highland Hospitality, L.P., a Delaware limited partnership (the “Borrower”), refers to the Credit Agreement dated as of February 24, 2006 (as the same may be amended or modified from time to time, the “Credit Agreement;” defined terms used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing are defined in the Credit Agreement) among Borrower, Wells Fargo Bank, National Association as Administrative Agent, and the Lenders party thereto, and hereby gives you irrevocable notice pursuant to Section [2.5/2.10] of the Credit Agreement that the Borrower hereby requests a [Revolving Advance/Swingline Loan], and in connection with that request sets forth below the information relating to such [Revolving Advance/Swingline Loan] (the “Proposed Borrowing”) as required by the Credit Agreement.

(a) The Business Day of the Proposed Borrowing is                     ,200  .

(b) The aggregate amount of the Proposed Borrowing is $                    .

(c) The Proposed Borrowing is a [Variable Rate Advance/Fixed Rate Advance]. [Only applicable to Revolving Advance]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a) There exists no Default or Potential Default under the Credit Agreement or under any of the other Loan Documents.

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Loan No. 102919

(b) All representations and warranties of Borrower and Guarantors under the Loan Documents are true and correct in all material respects.

(c) Upon the making of such [Revolving Advance/Swingline Loan] the outstanding principal balance of the Loans will not exceed the Borrowing Base.

HIGHLAND HOSPITALITY, L.P., a
Delaware limited partnership

By: HHC GP CORPORATION, a Maryland corporation, its General Partner

By:

Name:

Title:

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Loan No. 102919

EXHIBIT K

FORM OF TRANSFER AUTHORIZER DESIGNATION

Exhibit K to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

(For Disbursement of Loan Proceeds by Funds Transfer)

☐    ☐    NEW    ☐    REPLACE PREVIOUS DESIGNATION    ☐    ADD    ☐    CHANGE    ☐    DELETE LINE NUMBER

The following representatives of Highland Hospitality, L.P. (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 102919 dated February 24, 2006 among Wells Fargo Bank, National Association (“Administrative Agent”), Borrower and the Lenders party thereto. Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1.	James L. Francis	President and CEO	$150,000,000
2.	Douglas W. Vicari	Executive Vice President and Treasurer	$150,000,000
3.	Tracy M.J. Colden	Executive Vice President and Secretary	$150,000,000
4.	Patrick W. Campbell	Executive Vice President	$150,000,000

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name): Highland Hospitality, L.P.

Receiving Party Account Number: 1019265521

Receiving Bank Name, City and State: PNC Bank, Pittsburgh, PA	Receiving Bank Routing (ABA) Number 043-000-096

Maximum Transfer Amount: $150,000,000

Further Credit Information/Instructions:

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Loan No. 102919

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

        Maximum Wire Amount may not exceed the Loan Amount.

Date:                         , 2006

“BORROWER”
HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership

BY: HHC GP CORPORATION, a Maryland corporation, its General Partner

By:

Name:

Title:

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Loan No. 102919

EXHIBIT L

FORM OF UNENCUMBERED POOL SUPPLEMENT

Exhibit L to CREDIT AGREEMENT between HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of February 24, 2006.

UNENCUMBERED POOL SUPPLEMENT

This Unencumbered Pool Supplement (this “Supplement”) dated as of                     , 200  , is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

Reference is made to that certain Credit Agreement dated as of February 24, 2006, by and among Highland Hospitality, L.P., a Delaware limited partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the “Credit Agreement”).

Borrower, Administrative Agent and the Requisite Lenders signatory hereto hereby covenant and agree as follows:

1. NEW POOL PROPERTY. Effective as of             , the              Hotel located at          constitutes a Pool Property under the Credit Agreement. The Seasoned Date and Major Agreements for such Pool Property are set forth in Exhibit A attached hereto and hereby made a part hereof.

2. REPRESENTATIONS OF THE BORROWER. Borrower hereby represents and warrants that, as of the date hereof, (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Potential Default and (b) all representations and warranties of Borrower made under this Credit Agreement are true and correct in all material respects.

3. GENERAL.

(a) This Supplement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

Loan No. 102919

(b) This Supplement shall be construed and interpreted in accordance with and governed by the laws of the District of Columbia, except to the extent preempted by United States federal law.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement by their duly authorized officers as of the date first above written.

BORROWER:

HIGHLAND HOSPITALITY, LP., a
Delaware limited partnership

By:	HHC GP CORPORATION a Maryland corporation, its General Partner

By:
Name:
Title:

LENDERS:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS ADMINISTRATIVE AGENT AND LENDER

By:
Name:
Title:

LENDER:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

Loan No. 102919

LENDER:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

Loan No. 102919

EXHIBIT A

To Unencumbered Pool Supplement

New Property:

Seasoned Date:

Major Agreements:

L-4